                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

================================================================================

                          SECURITIES PURCHASE AGREEMENT

                                      among

                                 MEZZCO, L.L.C.,
                                 as the Company

                                       and

                           the Purchasers named herein

                           Dated as of August 9, 2004

================================================================================

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                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS..........................................................................     1
         1.1      Definitions....................................................................     1
         1.2      Accounting Terms...............................................................    27

ARTICLE II - AUTHORIZATION, PURCHASE, SALE AND  TERMS OF THE SECURITIES; PAYMENTS................    28
         2.1      The Securities.................................................................    28
         2.2      Purchase of the Securities.....................................................    29
         2.3      Tax Nature of Securities.......................................................    29
         2.4      Use of Proceeds................................................................    30
         2.5      Payments and Endorsements......................................................    30
         2.6      Redemptions and Mandatory Repurchase...........................................    32
         2.7      Default Rate of Interest.......................................................    37
         2.8      Maximum Legal Rate of Interest.................................................    38
         2.9      Payment on Non-Business Days...................................................    38
         2.10     Transfer and Exchange of Notes.................................................    38
         2.11     Replacement of Notes...........................................................    38
         2.12     Ranking........................................................................    39
         2.13     Funding Fee....................................................................    39

ARTICLE III - CONDITIONS TO THE PURCHASERS' OBLIGATIONS..........................................    39
         3.1      Conditions to Funding..........................................................    39
         3.2      Release of Note Proceeds from Escrow...........................................    42

ARTICLE IV - REPRESENTATIONS AND WARRANTIES......................................................    43
         4.1      Authorization, Validity, and Enforceability of this Agreement and the
                  Securities Purchase Documents..................................................    43
         4.2      Organization and Qualification.................................................    44
         4.3      Subsidiaries...................................................................    44
         4.4      No Material Change.............................................................    44
         4.5      Capitalization.................................................................    45
         4.6      Solvency.......................................................................    45
         4.7      Regulations U and X............................................................    45
         4.8      Broker's Fees..................................................................    45
         4.9      Disclosure.....................................................................    45
         4.10     Investment Company and Public Utility Holding Company Status...................    45
         4.11     Projections....................................................................    46
         4.12     Absence of Financing Statements, etc...........................................    46
         4.13     Securities Act.................................................................    46
         4.14     Registration Rights............................................................    46
         4.15     Material Agreements............................................................    46
         4.16     No Prior Activities............................................................    47
         4.17     Tax Classification.............................................................    47

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
         4.18     Taxable Year...................................................................    47

ARTICLE V - REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PURCHASERS.........................    47
         5.1      Authorization; Enforceability..................................................    47
         5.2      Investment Representations.....................................................    47
         5.3      Legends........................................................................    48
         5.4      Delivery of Deed of Trust to Title Company.....................................    50

ARTICLE VI - AFFIRMATIVE COVENANTS OF THE COMPANY................................................    50
         6.1      Punctual Payment...............................................................    50
         6.2      Rule 144A Information..........................................................    50
         6.3      Books and Records..............................................................    51
         6.4      Financial and Other Information................................................    51
         6.5      Notices........................................................................    54
         6.6      Taxes and Other Obligations....................................................    56
         6.7      Existence, Good Standing and Legal Requirements................................    56
         6.8      Discharge of Liens.............................................................    57
         6.9      Security Agreement and Guaranties; Deliveries by Subsidiaries..................    58
         6.10     Use of Additional Capital for Renovation Capital Expenditures..................    58
         6.11     Ownership of Premises; Defense of Title........................................    58
         6.12     Management of Premises.........................................................    59
         6.13     Leases.........................................................................    59
         6.14     Maintenance, Operations, Repairs and Alterations...............................    60
         6.15     Inspection by Noteholders......................................................    60
         6.16     ERISA..........................................................................    61
         6.17     Material Operating Agreements..................................................    62
         6.18     Reserve Fund for Renovations...................................................    62
         6.19     Escrowed Funds to Reconfigure Theater..........................................    63
         6.20     Changes to Senior Credit Agreement and Senior Lenders..........................    63
         6.21     Debt Service Distributions.....................................................    63
         6.22     Delivery of Business Plan......................................................    63
         6.23     Development Agreement for Time Share Premises..................................    63
         6.24     Further Assurances.............................................................    64

ARTICLE VII - CERTAIN NEGATIVE COVENANTS OF THE COMPANY..........................................    65
         7.1      Mergers, Consolidations, Sales or other Disposition; Disposition of Time
                  Share Premises.................................................................    65
         7.2      Distributions..................................................................    66
         7.3      Guaranties.....................................................................    67
         7.4      Debt...........................................................................    68
         7.5      Prepayment; Certain Matters Relating to the Senior Debt........................    68
         7.6      Transactions with Affiliates...................................................    69
         7.7      Business Conducted.............................................................    69
         7.8      Liens..........................................................................    70
         7.9      Restricted Investments.........................................................    70

                                      (ii)
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
         7.10     Negative Pledge Clauses........................................................    70
         7.11     Restrictions on Subsidiary Distributions.......................................    70
         7.12     Transaction Documents..........................................................    70
         7.13     Management Pool................................................................    70
         7.14     Organizational Documents.......................................................    71
         7.15     Limited Activities.............................................................    71
         7.16     Tax Classification.............................................................    71
         7.17     Ownership of Subsidiaries......................................................    71

ARTICLE VIII - EVENTS OF DEFAULT; ACCELERATION; ETC..............................................    71
         8.1      Events of Default and Acceleration.............................................    71
         8.2      Remedies.......................................................................    74
         8.3      Annulment of Certain Defaults by Senior Agent..................................    74
         8.4      Distribution of Proceeds.......................................................    75

ARTICLE IX - MISCELLANEOUS.......................................................................    75
         9.1      No Waiver; Cumulative Remedies.................................................    75
         9.2      Amendments, Waivers and Consents...............................................    75
         9.3      Gaming Provisions..............................................................    76
         9.4      Ability to Update Disclosure Schedule..........................................    77
         9.5      Addresses for Notices, Etc.....................................................    77
         9.6      Costs, Expenses and Taxes......................................................    79
         9.7      Assignability; Binding Agreement...............................................    79
         9.8      Payments in Respect of Notes...................................................    79
         9.9      Indemnification................................................................    80
         9.10     Survival of Representations and Warranties.....................................    81
         9.11     Prior Agreements...............................................................    81
         9.12     Severability...................................................................    81
         9.13     Governing Law..................................................................    81
         9.14     Dispute Resolution.............................................................    81
         9.15     Section Headings and Gender; Construction......................................    82
         9.16     Counterparts...................................................................    83
         9.17     [Intentionally Omitted]........................................................    83
         9.18     Consent to Jurisdiction........................................................    83
         9.19     Effect of Judgment.............................................................    83
         9.20     No Limitation..................................................................    83
         9.21     Specific Performance...........................................................    84
         9.22     Actions by Noteholders.........................................................    84
         9.23     Non-Disclosure.................................................................    84
         9.24     Publicity......................................................................    84
         9.25     Limitation of Liability........................................................    84

                                     (iii)

SCHEDULES AND EXHIBITS

Exhibits

A             Description of Energy Premises
B             Intercreditor Agreement (Planet Hollywood)
C             Intercreditor Agreement (Senior Debt)
D             Investor Rights Agreement
E             Form of Subsidiary Guaranty
F             Planet Hollywood License Agreement
G             Pledge Agreement
H             Description of Premises
I             Renovation Capital Expenditures
J             Description of Theater
K             Description of Time Share Premises
L             Form of Senior Subordinated Secured Promissory Note
M             Form of Warrants
N             Wire Instructions
O             Issue Price and Original Issue Discount
P             Use of Proceeds
Q             Form of Opinion of Jones Day
R             Form of Opinion of Schreck Brignone
S             Monthly Operating Report
T             Form of Joinder Agreement

Disclosure Schedule

Section 4.1   Authorizations
Section 4.3   Subsidiaries
Section 4.5   Capitalization
Section 4.12  Financing Statements, etc.
Section 4.15  Material Agreements
Section 6.17  Material Operating Agreements
Section 7.3   Guaranties
Section 7.4   Debt
Section 7.8   Liens

                                      (iv)

                                 MezzCo, L.L.C.
                                c/o OpBiz, L.L.C.
                         3667 Las Vegas Boulevard South
                             Las Vegas, Nevada 89109

                           Dated as of August 9, 2004

To the Purchasers Named in
Schedule 1 Hereto

Ladies and Gentlemen:

      MezzCo, L.L.C., a Nevada limited liability company (the "Company"), hereby agrees with you as follows:

                             ARTICLE I - DEFINITIONS

      1.1 Definitions. As used herein, the following terms shall have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Acquisition" means the acquisition by OpBiz of the Aladdin Resort & Casino and related assets on the terms and conditions set forth in the Acquisition Agreement.

            "Acquisition Agreement" means the Purchase and Sale Agreement dated as of April 23, 2003 by and between OpBiz, as purchaser, and Aladdin Gaming, as seller, as the same may be amended, supplemented and otherwise modified from time to time in accordance with its terms.

            "Acquisition Documents" means the Acquisition Agreement and all other documents, agreements and certificates executed or delivered in connection therewith from time to time.

            "Affiliate" of a specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with, the specified Person, including, without limitation, any Person: (a) which beneficially owns or holds, directly or indirectly, ten percent (10%) or more of
(i) any class of voting stock of the specified Person, or (ii) the Equity Interests (with voting capacity) of a Person; or (b) who (i) is a director or executive officer (or individual with similar responsibilities) of the specified Person or (ii) if the Person does not have directors or executive officers, has similar responsibilities to a director or executive officer. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified Person. The term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act. For the purpose of this definition, (a) any Manager and any Affiliate of the foregoing shall be deemed Affiliates of the Company, (b) Planet Hollywood shall be deemed an Affiliate of the Company, and (c) any holder of Notes shall not be deemed to be an Affiliate solely because such holder is the beneficial owner of Notes.

            "Agreement" means this Securities Purchase Agreement, as the same may be amended, supplemented and otherwise modified from time to time in accordance with its terms.

            "Aladdin Bazaar" means Aladdin Bazaar, LLC, a Delaware limited liability company.

            "Aladdin Gaming" means Aladdin Gaming, LLC, a Nevada limited liability company.

            "Anniversary Date" means each one year anniversary of the Closing Date.

            "Applicable Law" means and includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to the Company or any Noteholder by any central bank or other fiscal, monetary or other Governmental Authority, whether or not having the force of law.

            "Approved Officer" means, as to any Person that is a corporation, limited liability company, limited partnership or similar entity, the president, the chief executive officer, the chief operating or chief financial officer, treasurer (or assistant treasurer), controller or any vice-president, manager, managing member or other authorized Person, whose signatures and incumbency have been certified to the Noteholders in a certificate delivered to the Noteholders.

            "Asset Transfer" means any Disposition of any Property of the Company or a Subsidiary (including, without limitation, any Equity Interests of any Subsidiary, but excluding Casualty Events), without regard to the consideration, if any, received therefor, including, without limitation, any Disposition effected through a merger or consolidation.

            "Associate" has the meaning given to such term in Rule 405 promulgated under the Securities Act.

            "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101 et. seq.), as amended, and any successor statute applicable to the Chapter 11 Case.

            "Bankruptcy Court" means the United States Bankruptcy Court for the District of Nevada, Southern Division.

            "Bay Harbour Investor" has the meaning assigned to such term in the definition of "Investor Group".

            "BH/RE" means BH/RE, L.L.C., a Nevada limited liability company.

            "BH/RE-Starwood Agreement" means the Agreement, made and entered into as of August 9, 2004, by and between Starwood Nevada, Sheraton, BH/RE, Equity Co, OpBiz and, for certain purposes as described therein, Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation.

            "Board of Governors" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Boulevard Invest" means Boulevard Invest, LLC, a Delaware limited liability company.

            "Business" means collectively, (i) the rental of guest, conference or banquet rooms at the Premises; (ii) the operation of the Casino at the Premises; (iii) the operation of restaurant, bar or banquet services at the Premises; (iv) the rental of commercial, entertainment or retail space to tenants at the Premises; and (v) the operation of the Theater.

            "Business Day" means any day excluding Saturday, Sunday and any day which shall be in Nevada, Texas or the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental action to close.

            "Capital Expenditures" means all expenditures by the Company or a Subsidiary for the acquisition or leasing (pursuant to a Capital Lease) of assets or additions to Equipment (including replacements, capitalized repairs and improvements) which are required to be capitalized under GAAP, and in any event shall include Maintenance Capital Expenditures and Renovation Capital Expenditures.

            "Capital Lease" means any lease of Property by the Company or a Subsidiary that, in accordance with GAAP, is required to be reflected as a liability on the balance sheet of the Company or such Subsidiary.

            "Capital Lease Obligations" means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, (i) the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP and (ii) shall exclude obligations of the Company or any Subsidiary to Northwind under the Energy Service Agreement.

            "Casino" means the portion of the Premises operated as a casino, including entertainment and music areas, but excluding the Hotel Premises.

            "Casualty Event" means the damage, destruction or Taking, as the case may be, of Property, or any part thereof, of the Company or any Subsidiary.

            "Change of Control" means (i) if at any time the Persons designated by the Bay Harbour Investor, any Hotel Investor, the Earl Investor and the Senior Lenders as managers or directors of OpBiz cease for any reason to constitute a majority of the directors or, managers of OpBiz then in office (if any), (ii) the Investor Group shall cease to directly or indirectly own and control beneficially and of record, free and clear of all Liens, other encumbrances or, unless otherwise (A) set forth in the Organizational Documents of OpBiz provided to the Noteholders or any entity (x) formed by the Investor Group, (y) that directly or indirectly holds any Equity Interest in any Guarantor or OpBiz and (z) whose Organizational Documents have been approved in writing by the Majority Holders prior to the Closing Date or (B) approved in writing by the Majority Holders, voting agreements, restrictions or trusts of any kind, Equity Interests of OpBiz entitling it, at the time a determination is made hereunder, to manage and control the operations (either through control of a board of directors or otherwise) of OpBiz, (iii) either (x) the Bay Harbour Investor and the Earl Investor shall cease to directly or indirectly own and control at least 50% of all Equity Interests with voting rights of OpBiz, free and clear of all Liens, other encumbrances, or, unless otherwise (A) set forth in the Organizational Documents of OpBiz provided to the Noteholders in accordance with Section 3.1.2 or any other entity (x) formed by the Investor Group, (y) that directly or indirectly holds any Equity Interest in any Guarantor or OpBiz and (z) whose Organizational Documents have been approved in writing by the Majority Holders prior to the Closing Date or (B) approved in writing by the Majority Holders, voting agreements, restrictions or trusts of any kind or (y) the Bay Harbour Investor, the Earl Investor and any Hotel Investor or any Person that replaces such Hotel Investor with the prior written consent of the Majority Holders shall cease to directly or indirectly own and control at least 50% of all Equity Interests with voting rights of OpBiz, free and clear of all Liens, other encumbrances or unless otherwise set forth in the Organizational Documents of OpBiz or approved in writing by the Majority Holders, voting agreements, restrictions or trusts of any kind, or (iv) the Company shall cease to own, directly or indirectly, 100% of all Equity Interests of its (A) OpBiz (other than as a result of a Qualified Public Offering) or (B) any other Subsidiary that is not a Time Share Entity.

            "Change of Control Notice" has the meaning assigned to such term in
Section 2.6.4.

            "Chapter 11 Case" means Aladdin Gaming's case pending in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code.

            "Closing" means the closing of the Acquisition and the simultaneous release of the Note Proceeds from the Escrow Account.

            "Closing Date" means the date on which the Closing occurs.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" means, collectively, all of the Property and assets that are from time to time subject or required to be made subject to the Lien of the Security Documents.

            "Collateral Agent" means Post Advisory Group, L.L.C., as collateral agent under the Security Documents until a successor replaces it in accordance with the provisions of this Agreement and the Security Documents, and thereafter, means each such successor.

            "Company" has the meaning assigned to such term in the first paragraph of this Agreement.

            "Company's Plan" means a plan delivered to Aladdin Bazaar setting forth any Renovation Capital Expenditures and other activities which the Company believes shall require the prior consent of Aladdin Bazaar.

            "Comparable Standards" means (a) with respect to the Hotel Premises, the standards of management, operation and maintenance of a first-class hotel of a like quality to the Walt Disney World Dolphin located at 1500 Epcot Resort Boulevard, Lake Buena Vista, Florida 32830 or in the event that the Majority Holders determine that the Walt Disney World Dolphin is closed or no longer maintains the same standards as it did on the date of the Acquisition Agreement, a Sheraton hotel located in a major city of the United States that is a vacation destination center at a prime location as reasonably determined by the Majority Holders which is comparable to the Hotel Premises in location, size, facilities, quality and nature (or in the event that the Company has entered into a Management Agreement with a Manager other than Sheraton, a hotel operated by such Manager that the Majority Holders determines is similar to the Walt Disney World Dolphin, (b) with respect to the Retail Shops, the standards of management, operation and maintenance of a first-class retail shopping center which is comparable to the Retail Shops in location, size, tenant composition, facilities, quality and nature, (c) with respect to the Casino, the standards of management, operation and maintenance of a first-class casino which is comparable to the Casino in location, size, facilities, quality and nature, and
(d) with respect to the Theater, the standards of management, operation and maintenance of a first- class theater which is comparable to the Theater in location, size, facilities, quality and nature.

            "Competitor" means (i) any Person that operates, or owns 50% or more of the Equity Interests in, one or more casinos or casino/hotels, (ii) any Person that engages in the management of one or more casinos or casino/hotels as a material portion of its business, or (iii) any Person that directly or indirectly is in control of, is controlled by or under common control with any of the foregoing.

            "Condition of the Business" means the financial condition and results of operations of the Business or the Collateral (taken as a whole).

            "Confidential Information" has the meaning assigned to such term in
Section 9.23.

            "Confirmation Order" means the order of the Bankruptcy Court entered on August 29, 2003 confirming the Plan of Reorganization in the Chapter 11 Case in accordance with the provisions of the Bankruptcy Code as amended, modified or supplemented from time to time.

            "Consolidated" means, in respect of any Person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for such Person and all of its consolidated Subsidiaries.

            "Deal Costs" means any fees, expenses or costs (including legal fees and expenses) of the Issuer Group relating to the Acquisition Documents, this Agreement or the Senior Credit Agreement or the transactions contemplated hereby and thereby or described herein and therein (including, without limitation, the formation of OpBiz, the Company, EquityCo and BH/RE), matters relating to obtaining Gaming Licenses for and of the Issuer Group and compliance with Nevada Gaming Laws and liquor licensing laws and the registration of BH/RE's voting membership interests under the Exchange Act.

            "Debt" means, without duplication, with respect to the Company and its Consolidated Subsidiaries: (a) all obligations of such Person for borrowed money or for the deferred purchase price of Property or services (other than current accounts payable incurred in the ordinary course of business, and accrued expenses and liabilities incurred in the ordinary course of business), and all obligations evidenced by bonds, debentures, notes, or similar instruments, and any other obligations which, in accordance with GAAP, are required to be shown as a liability on such Person's balance sheet; (b) all obligations and liabilities of any Person secured by any Lien on the Property of the Company or any Subsidiary, with respect to which obligations and liabilities neither the Company nor any of its Consolidated Subsidiaries shall have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property that would be shown on a Consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property acquired by the Company or any of its Consolidated Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property that would be shown on a Consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties, indemnities, and for reimbursement in connection with letters of credit and surety bonds; and (e) all net Hedge Obligations. For the purposes of this Agreement, the Debt of any Person shall include the proportion of Debt of any partnership in which such Person is a general partner or joint venturer with liability for the indebtedness of such Person but only to the extent of such Person's interest in such general partnership or joint venture.

            "Deed of Trust" means that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of the Funding Date, and executed by the Company in favor of the Trustee specified therein for the benefit of the Collateral Agent.

            "Deed of Trust Release Notice" has the meaning assigned to such term in Section 2.6.6.

            "Default" means any event or condition which, with notice, the passage of time, or any combination thereof, would constitute an Event of Default.

            "Default Rate" has the meaning assigned to such term in Section 2.7.

            "Developers" has the meaning assigned to such term in Section
6.23(a).

            "Development Agreement" has the meaning assigned to such term in
Section 6.23(a).

            "Development Agreement Conditions" has the meaning assigned to such term in Section 6.23(a).

            "Development/Entertainment Side Letter" means that certain letter agreement dated June 30, 2004 by and among the Company and the Purchasers.

            "Disclosure Schedule" means the disclosure schedule attached to this Agreement as amended or supplemented from time to time pursuant to Section 9.4.

            "Disposition" means with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer (including as a result of a Taking), contribution or other disposition thereof.

            "Distribution" means, in respect of any corporation, partnership, joint venture, limited liability company or similar business entity: (a) the payment or making of any dividend (other than a dividend in Equity Interests or in the right to acquire Equity Interests), payment, preferred return or other distribution of Property in respect of or in connection with its Equity Interests or any other profit participation or economic interests; or (b) the redemption, repurchase or other acquisition of (i) any of its Equity Interests,
(ii) any of its securities or debt instruments convertible into such Equity Interests, or (iii) any option, warrant, or other right to acquire such Equity Interests.

            "Earl Investor" has the meaning assigned to such term in the definition of "Investor Group".

            "EBITDA" means with respect to the Company and its Consolidated Subsidiaries for any period, without duplication, (a) the sum of (i) Net Income,
(ii) Interest Expense, (iii) federal, state and local income taxes deducted in determining Net Income, and (iv) depreciation and amortization and other non-cash items properly deducted in determining Net Income, in each case on a consolidated basis for the Company and its Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, minus (b) non-cash items properly added in determining Net Income for such period (calculated on a Consolidated basis in accordance with GAAP).

            "Energy Premises" means the real property on which the utility plant owned and operated by Northwind is located and the adjoining optional improvement site as described on Exhibit A and OpBiz's right, title and interest in such utility plant.

            "Energy Premises Lease" means that certain lease, dated December 3, 1997, as amended to date, between Northwind and Aladdin Gaming as amended by the Settlement Agreement and assumed by Aladdin Gaming pursuant to the order of the Bankruptcy Court dated December 9, 2002 and assigned to OpBiz under the Acquisition Agreement.

            "Energy Service Agreement" means that certain Energy Service Agreement dated as of September 24, 1998 by and between Aladdin Gaming and Northwind as amended by the Settlement Agreement and assumed by Aladdin Gaming pursuant to the order of the Bankruptcy Court dated December 9, 2002 and assigned to by OpBiz under the Acquisition Agreement.

            "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the business and facilities of the Company or a Subsidiary (in each case whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., as amended; the Oil Pollution Act, 33 U.S.C. Section 2701 et seq., as amended; the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Nevada Hazardous Materials law (NRS Chapter 459); the Nevada Solid Waste/Disposal of Garbage or Sewage law (NRS 444.440 to 444.650, inclusive); the Nevada Water Controls/Pollution law (NRS Chapter 445A); the Nevada Air Pollution law (NRS Chapter 445B); the Nevada Cleanup of Discharged Petroleum law (NRS
590.700 to 590.920, inclusive); the Nevada Control of Asbestos law (NRS 618.750 to 618.850, inclusive); the Nevada Appropriation of Public Waters law (NRS
533.324 to 533.4385, inclusive); and the Nevada Artificial Water Body Development Permit law (NRS 502.390).

            "Equipment" means, with respect to the Company or any Subsidiary thereof, all of such Person's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property, including, without limitation, Gaming Equipment, data processing hardware and software, computers, motor vehicles, trailers, aircraft, tools, office equipment, store fixtures, and leasehold improvements, as well as all of such Person's rights and interests with respect thereto under such leases of such types of personal property (including, without limitation, options to purchase); together with all component and auxiliary parts and supplies owned by such Person and used or to be used in connection therewith, and all substitutes for any of the foregoing, all manuals, drawings, instructions, warranties and rights with respect thereto owned by such Person, and all proceeds and general intangibles relating to all of the foregoing, including without limitation any claims against third parties for loss or damage.

            "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

            "EquityCo" means EquityCo, L.L.C., a Nevada limited liability company.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Company or any of its Subsidiaries would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

            "Escrow Account" has the meaning assigned to such term in the Escrow Agreement.

            "Escrow Agent" means JPMorgan Chase Bank, as escrow agent under the Escrow Agreement until a successor replaces it in accordance with the provisions of the Escrow Agreement, and thereafter, means each such successor.

            "Escrow Agreement" means the Escrow Agreement of even date herewith by and between the Company and the Escrow Agent, as the same may be amended, supplemented and otherwise modified from time to time in accordance with its terms.

            "Escrowed Funds" means the Note Proceeds that are deposited and held under the Escrow Agreement and all interest earned thereon.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, including all rules and regulations issued thereunder.

            "Event of Default" has the meaning assigned to such term in Section 8.1.

            "Fair Market Value" means the price at which a willing buyer under no compulsion to buy would purchase Property from a willing seller under no compulsion to sell in a transaction under customary terms and conditions for the time and location, as determined in good faith by the Majority Holders.

            "Final Determination" means (1) the entry of a decision of a court of competent jurisdiction at such time as an appeal may no longer be taken from such decision or (2) the execution of a closing agreement with the United States Internal Revenue Service.

            "Financing Costs" means any fees, expenses or costs (including legal fees and expenses) of the Issuer Group relating to the issuance of the Securities contemplated by this Agreement (including the Signing Fee, the Funding Fee, the Placement Fee and the other reasonable legal fees and out-of-pocket expenses of the Purchasers actually incurred in connection with this Agreement).

            "Fiscal Quarter" means any of the quarterly accounting periods of the Company, ending on March 31, June 30, September 30 and December 31 of each year.

            "Fiscal Year" means the Company's Fiscal Year for financial accounting purposes, which ends on December 31 of each year. Any reference in this Agreement to "Fiscal Year" immediately followed by a specific year (e.g., Fiscal Year 2003) means the Fiscal Year ending on December 31 of such year.

            "Follow-on Spending Basket" has the meaning assigned to such term in
Section 6.18.

            "Freed-Up Amount" has the meaning given to such term in Section
6.18.

            "Funded Debt" means, with respect to OpBiz, all Debt described in the definition of "Debt" (other than clauses (d) and (e) of such definition) that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at OpBiz' option, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Debt whether or not required to be paid within one year from the date of its creation. "Funded Debt" shall include the Senior Debt.

            "Funding" has the meaning assigned to such term in Section 2.2.

            "Funding Date" has the meaning assigned to such term in Section 2.2.

            "Funding Fee" has the meaning assigned to such term in Section 2.13.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time and consistently applied.

            "Gaming Authority" means any of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other gaming regulatory body or any agency which has, or may at any time after the Closing Date have, jurisdiction over the gaming activities of the Premises or any successor to such authority.

            "Gaming Equipment" means the gaming equipment and gaming devices which are regulated gaming devices under any Gaming Laws (including but not limited to slot machines, gaming tables, cards, dice, cashless wagering systems and tangible associated equipment (as defined in NRS 463.0136) together with all improvements and/or additions thereto.

            "Gaming Laws" means the provisions of the Nevada Gaming Control Act, as amended from time to time, all regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, the provisions of the Clark County Code, as amended from time to time, and all other laws, statutes, rules, rulings, orders, ordinances, regulations and other Legal Requirements of any Gaming Authority.

            "Gaming License" means any license, qualification, franchise, accreditation, approval, registration, permit, finding of suitability or other authorization relating to gaming, the gaming business or the operation of a casino under the Gaming Laws or required by the Gaming Authorities or otherwise necessary for the operation of gaming, the gaming business or a resort casino.

            "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental or judicial, authority, body, agency, bureau or entity (including the Gaming Authorities, any zoning authority, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Board of Governors, any central bank or any comparable authority) or any arbitrator with authority to bind the party at law.

            "Gross-Up Amount" has the meaning assigned to such term in Section 2.5(b).

            "Guarantor" means OpBiz and each direct and indirect domestic Subsidiary of the Company (other than the Time Share Entity) created or acquired after the date hereof.

            "Guaranty" by any Person means all obligations of such Person which in any manner directly or indirectly guarantee the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against the payment or performance of all or any part of such guaranteed obligations, including, without limitation, any Subsidiary Guaranty and any such obligations incurred through an agreement: (a) to purchase the guaranteed obligations or any Property constituting security therefor; or (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition.

            "Hazardous Material" means any of those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including, without limitation, all substances identified under any Environmental Law as a pollutant, contaminant, waste, solid waste, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste, and including, without limitation, any petrochemical or petroleum products, radioactive materials, asbestos in any form which is friable, UREA formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas.

            "Hedge Obligations" means all indebtedness and obligations of the Company and its Subsidiaries set forth on any balance sheet of the Company furnished to the Noteholders pursuant to Section 6.4 of this Agreement in connection with interest rate swaps, caps or collar agreements or similar agreements entered into by the Company or any Subsidiary providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "Hedging Agreements" means any and all agreements or documents evidencing any Hedge Obligations.

            "Hotel Investor" means any Person (other than the Earl Investor and the Bay Harbour Investor) approved in writing by the Majority Holders to hold Equity Interests, directly or indirectly of the Company and in any event shall include Starwood if Sheraton becomes the Manager.

            "Hotel Premises" means the portion of the Premises operated as a hotel, including all rooms and suites, amenities, restaurants, conference centers, meeting, banquet and other public rooms, spa, parking spaces and other facilities of the hotel portion of the Premises, but excluding the Casino.

            "Identified Hotel Manager" means any of Sheraton, Hilton Hotels Corporation, Hyatt Corporation, Marriott International Inc. or Loew's Hotels Holding Corporation (or any Affiliate of any of the foregoing primarily engaged in the management of hotels of at least a like quality to a Sheraton), or any replacement of comparable standing in the hotel management industry that is (i) acceptable to the Majority Holders and (ii) identified on a list delivered to the Noteholders by the Company no more frequently than once every two years, commencing on the second Anniversary Date.

            "Indemnified Liabilities" has the meaning assigned to such term in
Section 9.9.

            "Indemnitees" has the meaning assigned to such term in Section 9.9.

            "Initial Renovation Contracts" has the meaning assigned to such term in Section 6.10.

            "Intercreditor Agreement (Planet Hollywood)" means the License Subordination Agreement dated as of the Funding Date and entered into among the Purchasers, Planet Hollywood International, Inc., Planet Hollywood Memorabilia, Inc. and OpBiz, in the form attached hereto as Exhibit B.

            "Intercreditor Agreement (Senior Debt)" means the Subordination Agreement dated as of the Closing Date among the Senior Agent and the Purchasers, and consented to by the Company and OpBiz, as the same may be amended, supplemented and otherwise modified from time to time in accordance with its terms, in the form attached hereto as Exhibit C.

            "Intercreditor Agreements" means, collectively, the Intercreditor Agreement (Planet Hollywood) and Intercreditor Agreement (Senior Debt).

            "Interest Expense" means, with respect to the Company for any period, the aggregate interest expense of the Company and its Consolidated Subsidiaries during such period determined on a Consolidated basis, and shall in any event include, without limitation, (i) the amortization of Debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense and (iii) the portion of any Capital Lease Obligation allocable to interest expense (recognizing that, in any event, no portion of "Debt Service" or "Return on Equity" under the Energy Service Agreement shall be treated as interest expense on Capital Lease Obligations, regardless of GAAP, but instead shall be treated as a component of EBITDA as set forth in the definition of EBITDA).

            "Interests" means (i) the Company's membership interests as authorized under or in accordance with the Company's Second Amended and Restated Operating Agreement as in effect on the date of this Agreement.

            "Interest Payment Date" has the meaning assigned to such term in
Section 2.1(b).

            "Interest Rate" has the meaning assigned to such term in Section 2.1(b).

            "Investor Group" means, collectively, Robert Earl, an individual resident in the State of Florida, or one or more Affiliates of such individual (the "Earl Investor"), Bay Harbour Management, LC, a Florida company, or an Affiliate thereof (the "Bay Harbour Investor"), and, at the option of the Earl Investor and the Bay Harbour Investor (including for this purpose Douglas P. Teitelbaum), a Hotel Investor or any successor to any of such Persons that the Senior Agent has approved in writing.

            "Investor Rights Agreement" means that certain Investor Rights Agreement, dated as of the Closing Date, by and among the Noteholders, the Company and EquityCo. in the form of Exhibit D attached hereto.

            "Issuer Group" means OpBiz, the Company, EquityCo, BH/RE and the owners of their Equity Interests and their equity sponsors.

            "Knowledge" means the actual knowledge of an Approved Officer or managing member of the Company or OpBiz.

            "Leases" means, collectively, all space leases, occupancy agreements, subleases, licenses, Permits, concessions or other agreements or arrangements, whether written or oral, and all agreements for the use or occupancy of all or any portion of the Premises, entered into by OpBiz or by any Person on behalf of OpBiz or assumed by Aladdin Gaming and assigned to OpBiz in connection with the Acquisition Agreement or the Confirmation Order, together with any and all extensions or renewals thereof, excluding room rentals.

            "Leasing Manager" means any leasing manager designated by OpBiz pursuant to a Leasing Services Agreement and approved in writing by the Senior Agent prior to the retention thereof.

            "Leasing Services Agreement" means any contract or agreement pursuant to which any Person other than OpBiz or an employee of OpBiz is granted authority to manage the leasing of the Retail Shops or any other portion of the Premises.

            "Legal Requirements" means all laws, ordinances, rules, regulations, codes, statutes, orders, permits, licenses, authorizations, directives and requirements of any Governmental Authority applicable to the Company or any Subsidiary, any Manager, any casino operator, the Noteholders or the Premises or any portion thereof, including all applicable licenses, building codes, rent stabilization laws, zoning, planning, use and subdivision ordinances, flood disaster, health, safety and environmental laws and regulations, and the Americans with Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327
(1990), as amended, and all regulations promulgated pursuant thereto.

            "Leverage Ratio" means the ratio of (i) Funded Debt of OpBiz as at such date to (ii) EBITDA of OpBiz for the period of four Fiscal Quarters (or if a lesser number of periods has elapsed from the Closing Date, EBITDA of OpBiz annualized based on the number of Fiscal Quarters that have elapsed from the Closing Date) most recently ended on or prior to such date.

            "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, without limitation, (a) a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, or conditional sale or a lease, consignment or bailment for security purposes, or (b) any reservation, exception, encroachment, easement, right-of-way, condition, restriction or other title exception or encumbrance affecting Property.

            "Maintenance Capital Expenditures" means any Capital Expenditures by the Company or any of its Subsidiaries that are made to maintain, restore, replace or refurbish the condition or usefulness of Property of the Company or any of its Subsidiaries, or otherwise to support the continuation of such Person's day-to-day operations as then conducted, but that are not properly chargeable to repairs and maintenance in accordance with GAAP. Maintenance Capital Expenditures shall for all purposes exclude Renovation Capital Expenditures.

            "Majority Holders" means the holder or holders of at least 50% in principal amount of all Notes then outstanding.

            "Management Agreement" means (a) the Management Contract for Planet Hollywood Hotel and Casino, a Sheraton Hotel, between Sheraton and OpBiz, dated April 23, 2003, together with the modifications thereto set forth in the BH/RE-Starwood Agreement, and any other amendment or modification thereto made in accordance with the terms of such agreement and Section 6.12 hereof or (b) any other management agreement entered into in substitution, amendment or modification of the foregoing which has been approved in writing by the Majority Holders hereof prior to the effectiveness thereof.

            "Manager" means (a) any Identified Hotel Manager or any other Person approved in writing by the Majority Holders or (b) any replacement manager designated by the Company and approved in writing by the Majority Holders prior to the retention thereof; provided, that the consent of the Majority Holders shall not be required in the event that the Company replaces any Manager with an Identified Hotel Manager.

            "Management Pool" means options to purchase up to 6,000 Class B Units of the Company (subject to adjustments for splits, dividends, recapitalizations and similar changes affecting the Class B Units) to employees or management (other than Michael V. Mecca) of the Company and its Subsidiaries.

            "Marketing Fees" has the meaning assigned to such term in Section 6.23(a).

            "Material Adverse Effect" means an event has occurred or condition exists that has or would reasonably be expected to have a material adverse effect on the (i) Condition of the Business, (ii) gaming business (taken as a whole) conducted by casinos located on the portion of Las Vegas Boulevard in Clark County, Nevada bounded by Blue Diamond Road at the south end and Oakey Boulevard at the north end, or (iii) on the validity or enforceability of this Agreement, the Security Documents, the other Securities Purchase Documents or the rights or remedies of the Noteholders or the Collateral Agent hereunder or thereunder; provided, that the material adverse effect was not the direct or indirect result of (x) any action or inaction of the Company or any Subsidiary or Affiliate of the Company taken at the written request of any of the Noteholders, the Collateral Agent or the Purchasers or (y) the lack of consent by Aladdin Bazaar to the proposed Renovation Capital Expenditures set forth in the Company's Plan.

            "Material Operating Agreements" means (a) the Operating Agreements set forth on Section 6.17 of the Disclosure Schedule (which shall include the following agreements: the Management Agreement (if any), the Leasing Services Agreement (if any), the Energy Premises Lease, the Energy Service Agreement, the Parking Agreement, the REA, the Planet Hollywood License Agreement and any casino operating agreement entered into in accordance with Section 6.17 of this Agreement) and any contracts or agreements entered into in replacement thereof or substitution therefor, and (b) any other Operating Agreements entered into after the Funding Date by OpBiz or any Manager or any other Person on their behalf with respect to the Premises or other Property, which (i) has a noncancellable term which exceeds one (1) year in length and requires in excess of an aggregate of $1,500,000 per annum in payments by or on behalf of OpBiz or any Manager or (ii) requires in excess of an aggregate of $1,500,000 per annum in payments by or on behalf of OpBiz or any Manager regardless of the term of such Operating Agreement; provided, that contracts or agreements entered into in respect of events or performances at the Theater or the Premises will be excluded from Material Operating Agreements so long as any such contracts or agreements (x) are entered into by OpBiz or any Manager with a headline performing artist of international repute and standing and the average ticket price for any such performance or event shall be at least $100 per ticket or (y) have a term or duration of less than sixty (60) days and are entered into by OpBiz or any Manager with a Person who is not covered by clause (x) above.

            "Maturity Date" has the meaning assigned to such term in Section 2.1(a).

            "Multiemployer Plan" means as to any Person, a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and to which such Person is making, or is obligated to make (or made or was obligated to make in the preceding five-year period) contributions.

            "Net Cash Proceeds" means the cash portion of Net Proceeds, when received.

            "Net Income" means with respect to the Company for any period, the consolidated net income (or net loss) of the Company and its Subsidiaries for such period but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP. For the avoidance of doubt, Net Income will include the Distributions received by the Company in respect of its interest in the Time Share Entity but will not include any net income or net loss of the Time Share Entity.

            "Net Proceeds" means, with respect to an Asset Transfer or Casualty
Event: (a) the gross amount of all cash and the Fair Market Value of all other Property, received directly or indirectly by the Company or a Subsidiary (or an Affiliate in the case of Net Proceeds received from a Disposition of the Time Share Premises), or for its account, in connection with the Asset Transfer or Casualty Event, whether at the time of such Asset Transfer or Casualty Event or thereafter, including, without limitation, upon receipt of all payments of principal of or interest on any note or other debt instrument issued as part of the consideration for such Asset Transfer or Casualty Event; minus (b) the sum of: (i) all reasonable commissions, legal fees, and other costs and expenses incurred by the Company or any Subsidiary in connection with such Asset Transfer or Casualty Event; (ii) payments on account of Debt (other than the Noteholder Obligations) secured by the Property disposed of in such Asset Transfer or Casualty Event, the payment of which Debt was required in order to consummate such Asset Transfer or necessary as a result of such Casualty Event; (iii) the Taxes of the Company (or of such Subsidiary, determined as if such Subsidiary was the Company) attributable to such Asset Transfer or Casualty Event; and (iv) appropriate amounts to be set aside by the Company or Subsidiary as a reserve, in accordance with GAAP, against liabilities associated with the assets that are the subject of the Asset Transfer or Casualty Event and which liabilities are retained by the Company or Subsidiary after the Asset Transfer or Casualty Event (including, without limitation, liabilities arising from indemnifications provided in connection with such Asset Transfer or Casualty Event).

            "New Withholding Taxes" has the meaning assigned to such term in
Section 2.5(b).

            "Non-U.S. Lender" has the meaning assigned to such term in Section 2.5(c).

            "Northwind" means Northwind Aladdin, LLC, a Nevada limited liability company.

            "Note Parties" means the Company and each of its Subsidiaries which is a party to any of the Notes Documents.

            "Note Proceeds" has the meaning assigned to such term in
Section 2.2.

            "Noteholder Obligations" means (i) all indebtedness, obligations and liabilities of the Company to any of the Noteholders, individually or collectively, existing on the date of this Agreement or arising hereunder, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under the Notes Documents and (ii) either (A) the obligation of the Company to pay the Redemption Price (as defined in the Warrants) prior to the expiration of the Put Demand Period (as defined in the Warrants) or (B) any indebtedness arising under the Put Note (as defined in the Warrants) issued or deemed to be issued pursuant to the Warrants, or any other instruments at any time evidencing any of the obligations referenced in clauses (i) or (ii).

            "Noteholders" means the holder or holders from time to time of the Notes.

            "Notes" has the meaning assigned to such term in Section 2.1.

            "Notes Documents" means this Agreement, the Notes, each Subsidiary Guaranty, the Escrow Agreement, the Intercreditor Agreements, the Development/Entertainment Side Letter, the Security Documents and each other agreement, document and certificate delivered hereunder or thereunder by the Company or any of its Subsidiaries other than the Warrants and the Investor Rights Agreement.

            "Offering Proceeds" means the Note Proceeds together with the Required Equity Contribution.

            "OID" has the meaning specified in Section 2.3(c).

            "OpBiz" means OpBiz, L.L.C., a Nevada limited liability company, a wholly-owned, direct Subsidiary of the Company.

            "Operating Agreements" means, collectively, all agreements entered into by the Company, any Subsidiary thereof or by any other Person on behalf of the Company or any Subsidiary thereof or assumed by OpBiz under the Acquisition Agreement, relating to the ownership, operation or maintenance of the Premises or any other Property.

            "Operating Costs" means any fees, expenses or costs incurred at or prior to the Closing Date that do not constitute Renovation Capital Expenditures but that relate to the planned renovation of the Premises into the "Planet Hollywood Resort & Casino," or the operation of, or the preparation for assuming responsibility for the operation of, the Premises (but without regard to whether the Time Share Premises is included in the definition of "Premises") or the "Planet Hollywood Resort & Casino" (including but not limited to salary and other payments to Michael V. Mecca or other employees of OpBiz and marketing, promotional and renovation planning costs).

            "Operating Expenses" has the meaning assigned to such term in
Section 2.1(c).

            "Organizational Documents" means, (a) for any corporation, the Articles of Incorporation and by-laws of such and all amendments thereto, (b) for any partnership, collectively, the general or limited partnership agreement, as the case may be, with all amendments thereto, together with if appropriate, a certificate of limited partnership and all amendments thereto, and (c) for any limited liability company, the operating agreement and any other similar agreements governing the organization of the limited liability company and the management of its business and affairs, and all amendments thereto.

            "Overage" has the meaning assigned to such term in Section 6.18.

            "Parking Agreement" means that certain Common Parking Area Use Agreement, dated as of February 26, 1998, by and between Aladdin Gaming and Boulevard Invest (as successor in interest to Aladdin Bazaar), as amended and modified by the terms of the Order of the Bankruptcy, entered October 7, 2002 and as assumed by Aladdin Gaming pursuant to an Order upon Motion to Assume Executory Contract or Unexpired Lease of Non-Residential Real Property entered by the Bankruptcy Court on December 10, 2002 and others and assumed by OpBiz under the Acquisition Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor.

            "Pension Plan" means any Plan which is subject to the provisions of Title IV of ERISA.

            "Permits" means all licenses, permits, franchises, authorizations, certificates, approvals and consents, including, without limitation, all certificates of occupancy, all environmental, liquor, health and safety licenses of all Governmental Authorities which are material to the conduct of the Business and the ownership, use, occupation and operation of the Premises.

            "Permitted Investments" means (a) direct obligations issued by, or guaranteed by, the United States government or issued by any agency thereof, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, or overnight bank deposits bankers' acceptance and other interest bearing deposits or accounts having maturities of one year or less from the date of acquisition issued by any bank or trust company organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $100,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, and maturing within 270 days from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, or carry an equivalent rating by a nationally recognized rating agency; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition;
(g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) all or a portion of the Senior Debt and the Notes.

            "Permitted Liens" means: (a) Liens for Taxes, assessments, governmental charges, levies or claims (i) not yet payable or (ii) being contested in good faith and by proper proceedings diligently pursued, provided that an adequate reserve shall have been made therefor by a Subsidiary of the Company; (b) Liens to secure the Senior Debt; provided that such Liens do not extend to the Collateral; (c) purchase money Liens upon Equipment granted in connection with the acquisition of such Equipment by a Subsidiary of the Company after the date hereof, including, but not limited to, pursuant to Capital Leases and including any renewals or refinancings thereof, provided that (i) the Debt incurred to finance each such acquisition is permitted by Section 7.4 (Debt), and (ii) each such Lien attaches only to the Equipment acquired with the Debt secured thereby and proceeds thereof; (d) deposits or pledges under workmen's compensation, unemployment insurance, pensions, social security and other similar laws (other than ERISA); (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's and laborers' or other like Liens arising in the ordinary course of business securing sums which are not overdue or which are being contested in good faith through appropriate proceedings and for which a Subsidiary of the Company has posted a bond as required by the Senior Agent or Applicable Law; (f) deposits or pledges to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of borrowed money) or Leases made in the ordinary course of business by a Subsidiary of the Company; (g) deposits to secure public or statutory obligations of a Subsidiary of the Company; (h) deposits to secure surety, appeal or customs bonds in proceedings to which the Company or any Subsidiary is a party; (i) Liens arising out of judgments or awards in respect of which the Company or any Subsidiary shall in good faith be prosecuting an appeal or proceedings for review and in respect of which the Company or any Subsidiary shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided that adequate reserves as shall be required by GAAP shall have been made therefor on the applicable financial statements of the Company or as required by Applicable Law; (j) leases of personal Property entered into in the ordinary course of business, so long as the Lien attaches only to such personal Property; (k) Liens listed on Section 7.8 of the Disclosure Schedule, including any renewals or refinancings thereof, so long as the Liens do not cover any additional Property, but only to the extent such Liens continue to secure Debt permitted by Section
7.4 (Debt); (l) Liens securing Debt of a newly acquired Person (or assets thereof), which Person (or the assets thereof) was acquired after the Closing Date pursuant to a transaction permitted under the terms of this Agreement and which Liens were in existence at the time of acquisition by the Company of such Person (or the assets thereof), and not incurred in contemplation of such acquisition; (m) Liens existing on the Property at the time OpBiz acquires such Property from Aladdin Gaming under the Acquisition Agreement and listed on
Section 7.8 of the Disclosure Schedule; (n) easements, zoning restrictions, rights-of-way and similar encumbrances on real property (1) imposed by any Applicable Law or arising in the ordinary course of business that do not secure any obligations for borrowed money and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of a Subsidiary of the Company or (2) in the case of the Trust Property, encumbrances disclosed on Exhibit B to the Deed of Trust and the title insurance policy issued in connection with the closing of the transactions contemplated by the Acquisition Agreement; (o) Liens securing the Noteholder Obligations; and (p) other Liens permitted under the Deed of Trust.

            "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

            "PIK Interest" has the meaning assigned to such term in
Section 2.1(b).

            "Placement Fee" means the fee payable by the Company to Libra Securities LLC, as exclusive placement agent of the Company, on the Closing Date of 5.00% of the original principal amount of the Notes purchased by the Purchasers on the Funding Date.

            "Plan" means any pension plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company or an ERISA Affiliate and each such plan for the five-year period immediately following the latest date on which the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Plan of Reorganization" means the Revised First Amended Plan of Reorganization of Aladdin Gaming, confirmed by the Bankruptcy Court on August 28, 2003, as the same may be amended, modified or otherwise supplemented from time to time in accordance therewith.

            "Planet Hollywood" means Planet Hollywood International, Inc. together with its Affiliates.

            "Planet Hollywood License Agreement" means the Amended and Restated Planet Hollywood Resort & Casino License Agreement in the form attached hereto as Exhibit F entered into by and between Planet Hollywood and OpBiz.

            "Pledge Agreement" means the Pledge Agreement in the form attached hereto as Exhibit G entered into by and between the Collateral Agent and the Company and acknowledged by OpBiz.

            "Premises" means the premises known as Aladdin Hotel and Casino and related complexes located at Las Vegas Boulevard and Harmon Avenue in Clark County, Nevada, as more particularly described in Exhibit H hereto, which Premises include, without limitation, the Hotel Premises, the Retail Shops, the Casino, the Time Share Premises, the Theater and the Energy Premises; provided, however, that upon release by the Senior Agent of its Lien on the Time Share Premises, the Premises shall not include the Time Share Premises.

            "Prepayment Premium" has the meaning assigned to such term in
Section 2.6.2.

            "Pro Forma Financial Projections" has the meaning assigned to such term in Section 6.22.

            "Project Goals" means the 90% completion, on budget (as certified by OpBiz's chief financial officer to the reasonable satisfaction of the Majority Holders) (provided, however, if there is an Overage on any such project, such certificate shall certify the amount of the Overage and if, and only if, adequate reserves (in the reasonable determination of the Majority Holders) shall have been made for such Overage or such Overage shall have been reserved from, or paid out of, funds in the Follow-on Spending Basket, such project will be deemed to be on budget for purposes of this determination) of (i) the Low Rise Exterior, (ii) the Low Rise Interior and (iii) the Tower Facade (each as defined in Exhibit L to the Senior Credit Agreement), and (iv) if the reconfiguration of the Theater shall be financed from the proceeds of the Theater Escrow Account in the event that OpBiz does not enter into an entertainment agreement on the terms described in the Development/Entertainment Side Letter, the reconfiguration of the Theater.

            "Property" means any right or interest in or to property of any kind whatsoever of the Company or any Subsidiary, whether real, personal or mixed and whether tangible or intangible, including, without limitation, the Premises and Equity Interests held by the Company or any Subsidiary.

            "Purchaser" means each initial purchaser of the Notes described on
Schedule 1 hereto.

            "Qualified Public Offering" shall mean an underwritten public offering on a firm commitment basis lead managed by a nationally recognized investment banking organization or organizations pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Equity Interests or voting common equity securities of the Company or OpBiz or any successor thereto (A) with respect to which the issuer of such securities receives aggregate net proceeds attributable to sales for the account of the issuer (after deduction of underwriting discounts and commissions) of not less than $25 million, (B) with respect to which the gross equity value of the issuer of such securities, valued at the initial public offering price, is at least $100 million and (C) with respect to which such Equity Interests or voting common equity securities are listed for trading on the New York Stock Exchange or quoted on the NASDAQ National Market.

            "Qualifying Entertainment Agreement" has the meaning assigned to such term in Section 6.19.

            "REA" means that certain Construction, Operation and Reciprocal Easement Agreement dated as of February 26, 1998 among Aladdin Gaming, Boulevard Invest (as successor in interest to Aladdin Bazaar) and Aladdin Music Holdings, LLC, as amended by that certain (i) Amendment and Ratification of Construction, Operation and Reciprocal Easement Agreement dated as of November 20, 2000 between Aladdin and Boulevard Invest (as successor in interest to Aladdin Bazaar) which was recorded in the Official Records of Clark County in Book 20001120, Document No.: 00858 and (ii) Second Amendment of Construction, Operation and Reciprocal Easement Agreement between Aladdin and Boulevard Invest (as successor in interest to Aladdin Bazaar) which was recorded in the Official Records of Clark County in Book 20030331, Document No.: 04875 on March 31, 2003, as further amended, modified or supplemented from time to time.

            "Rents" means, all rents, additional rents, rental income, receipts, management fees payable by tenants, cash, guarantees, letters of credit, bonds, sureties or securities deposited thereunder to secure performance of the lessee's, franchisee's, licensee's or obligee's obligations thereunder, revenues, earnings, issues, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits, claims for damages and awards, now due or hereafter to become due, with respect to any Lease.

            "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

            "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

            "Renovation Capital Expenditures" means those Capital Expenditures made by the Company or any of its Subsidiaries for the purposes and in the amounts set forth on Exhibit I (such Exhibit may be amended or supplemented by the Company from time to time so long as the additional Renovation Capital Expenditures are of the same scope as those originally set forth in such Exhibit) or other Capital Expenditures approved by the Majority Holders in its reasonable discretion to constitute Renovation Capital Expenditures in the aggregate minimum amount of $100,000,000, provided that no approval by the Majority Holders will be required after $90,000,000 has been spent on Renovation Capital Expenditures if the Project Goals have been met. The Renovation Capital Expenditures shall for all purposes exclude Maintenance Capital Expenditures. No more than $150,000 of closing costs and fees may be reimbursed to the Company or any Subsidiary from the $100,000,000 constituting Renovation Capital Expenditures. For purposes of this Agreement, (i) up to $9,000,000 of Renovation Capital Expenditures may be items that are not required to be capitalized under GAAP and (ii) all professional, architectural, permitting, insurance and similar fees and costs relating to such Capital Expenditures shall be deemed to be Renovation Capital Expenditures hereunder irrespective of whether such items would be determined to be "Renovation Capital Expenditures" as defined in the Senior Credit Agreement.

            "Reportable Event" means a Reportable Event as defined in Section 4043(b) of ERISA.

            "Required Company Authorizations" means, with respect to any Person that is a corporation, the resolutions of the board of directors of such Person and of such Person's shareholders, with respect to any Person that is a limited liability company, the resolutions of such Person's managers, board of directors and members, and in the case of any limited partnership, limited liability partnership or general partnership, the resolutions of such Person's general partner or partners and limited partners, in each case as applicable and as required under such Person's Organizational Documents and Applicable Law with respect to any action taken, to be taken or purported to be taken.

            "Required Equity Contribution" means the contribution of (A) $40,000,000 of equity by EquityCo to the Company, including (i) $10 million already deposited into an escrow account established under the Acquisition Agreement and (ii) any additional deposits or payments required under the Acquisition Agreement prior to the Closing Date and (iii) the capital contributions described in Section 3.1.8, reduced by (B) any Financing Costs, Deal Costs and Operating Costs; provided that the reduction for Financing Costs, Deal Costs and Operating Costs that are applied to reduce the Required Equity Contribution shall not exceed in the aggregate $13 million.

            "Restricted Investment" means any investment by the Company or a Subsidiary in any other Person for cash or other Property, including, without limitation, in the form of an acquisition of Equity Interests, indebtedness or other obligation, or by loan, advance or capital contribution, except the following: (a) investments in Property acquired in the ordinary course of the business of the Company or a Subsidiary to be used in the ordinary course of such business; (b) investments in current assets arising from the sale or lease of goods or rendition of services in the ordinary course of business of the Company or a Subsidiary; (c) investments existing on the Funding Date including in the Equity Interests of Subsidiaries and Affiliates; (d) Permitted Investments; (e) investments arising under Hedging Agreements; (f) investments in non-cash consideration received in connection with a permitted sale of assets; (g) the Company's or any Subsidiary's (other than OpBiz or a Subsidiary of OpBiz) investment, if any, in the Time Share Entity pursuant to the Time Share Plan; (h) equity contributions to any Subsidiary that exists on the Funding Date meeting the requirements of Section 7.17 or to a Subsidiary that is organized or acquired after the Funding Date in compliance with Section 6.9, provided that the foregoing shall not be deemed to permit the Company or any of its Subsidiaries to acquire the Equity Interests of any Person other than a wholly-owned Subsidiary in any manner; (i) loans or advances to officers, directors, members, managers and employees of the Company or any Subsidiary made in the ordinary course of business provided that the aggregate amount of such loans or advances does not exceed $400,000 at any one time outstanding; (j) investments arising from transactions by any Subsidiary of the Company with customers or suppliers in the ordinary course of business, including, without limitation, endorsements of negotiable instruments and Debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers or in settlement of delinquent obligations of, or other disputes with, customers or suppliers, arising in the ordinary course of business; (k) repurchases of Warrants, Warrant Interests, Put Notes (as such term is defined in the Warrants) and other Equity Interests to the extent required or permitted by the Securities Purchase Documents; and (l) other investments of the Subsidiaries of the Company not to exceed a net amount equal to $200,000 in the aggregate outstanding at any time.

            "Retail Shops" means, collectively, the portion of the Hotel Premises or Casino Premises where retail shops are located.

            "SEC" has the meaning assigned to such term in Section 6.2.

            "Securities" means collectively the Notes, Warrants and Warrant Interests.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Securities Purchase Documents" means the Notes Documents, the Warrants and the Investor Rights Agreement.

            "Security Agreement" means the Security Agreement of even date herewith entered into by and among the Collateral Agent, the Company and certain of its Subsidiaries.

            "Security Documents" means the Security Agreement, the Pledge Agreement, the Deed of Trust, the UCC-1 financing statements and all similar agreements entered into granting a Lien upon Property as security for payment of the Noteholder Obligations.

            "Securityholder" means any holder of Securities from time to time.

            "Securityholder Party" has the meaning assigned to such term in
Section 9.23.

            "Senior Agent" means The Bank of New York, Asset Solutions Division, as administrative agent and collateral agent under the Senior Credit Agreement and any other agent appointed in respect of the Senior Debt, and any successor agent thereto appointed from time to time.

            "Senior Credit Agreement" means the Amended and Restated Loan and Facilities Agreement entered into in connection with the Closing, between OpBiz and the Senior Agent, as from time to time amended and/or restated, renewed, extended, refinanced or replaced in accordance with the terms of the Intercreditor Agreement (Senior Debt).

            "Senior Credit Documents" means the Senior Credit Agreement, the notes issued thereunder, the security agreements and guaranty agreements executed in connection therewith, the Intercreditor Agreement (Senior Debt), all other documents, agreements and certificates (including, without limitation any Additional Senior Agreements (as defined in the Intercreditor Agreement (Senior
Debt)) executed or delivered in connection therewith or in connection with any other Senior Debt from time to time and any refunding, refinancing or replacement thereof to the extent permitted under the Intercreditor Agreement (Senior Debt).

            "Senior Debt" has the meaning assigned to such term in the Intercreditor Agreement (Senior Debt).

            "Senior Debt Limit" has the meaning assigned to such term in the Intercreditor Agreement (Senior Debt).

            "Senior Lenders" means each lender under the Senior Credit Agreement from time to time and its successors or permitted assigns.

            "Settlement Agreement" means the Settlement Agreement and Releases, dated as of November 6, 2002, by and among Aladdin Gaming, Northwind, John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, John Hancock Reinsurance Company Limited, State Street Bank and Trust Company and Boulevard Invest (as successor in interest to Aladdin Bazaar), as amended by that certain First Amendment to Settlement Agreement and Releases, dated as of December 23, 2002.

            "Sheraton" means Sheraton Operating Corporation, a Delaware corporation.

            "Significant Repair or Improvement" means any improvement, alteration or addition constructed or made by OpBiz at the Premises, other than initial tenant improvement and other initial work done inside the leased premises pursuant to any Lease entered into by OpBiz, which (a) costs or is reasonably estimated to cost in excess of $5,000,000, or (b) when aggregated with all other improvements, alterations and additions constructed or made by OpBiz at the Premises during such Fiscal Year, costs or is reasonably estimated to cost in excess of $10,000,000. "Significant Repair or Improvement" shall exclude improvements, alterations, additions, and repairs made with Renovation Capital Expenditures.

            "Signing Fee" has the meaning assigned to such term in Section 2.13.

            "Solvent" means, when used with respect to any Person, that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" and "claim" shall have the meanings set forth in the Bankruptcy Code.

            "Starwood" means Starwood Hotels and Resorts Worldwide, Inc., a Maryland corporation.

            "Starwood Nevada" means Starwood Nevada Holdings, LLC, a Nevada limited liability company.

            "Subordinated Debt" means all Debt of the Company and any of its Subsidiaries from any Person, including any extensions, renewals and refinancings thereof, whether outstanding on the date hereof or hereafter created or incurred, which is by its terms subordinate and junior to the Noteholder Obligations on terms reasonably acceptable to the Noteholders and which is permitted by this Agreement at the time it is created or incurred.

            "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided, however, that "Subsidiary" shall not include the Time Share Entity. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to each direct or indirect Subsidiary or Subsidiaries of the Company other than the Time Share Entity, unless the Time Share Entity is OpBiz or has or will acquire any right or interest in the Collateral.

            "Subsidiary Guaranty" means (a) the Guaranty of OpBiz, dated as of the Closing Date, issued in favor of the Noteholders in the form attached hereto as Exhibit E and (b) each other Guaranty of the Noteholder Obligations in the form attached hereto as Exhibit E delivered by a Guarantor in accordance with
Section 6.9, as each may be amended, supplemented and otherwise modified from time to time in accordance with its terms.

            "Taking" (and its correlative meanings) means any temporary or permanent taking by any Governmental Authority of the Premises or any portion thereof through eminent domain, condemnation or other proceedings or by any settlement or compromise of such proceedings, or any voluntary conveyance of such property or any portion thereof during the pendency of any such proceedings.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.

            "Term Sheet" means the "Terms of Mezzanine Loan" dated June 30, 2004 by an among the Purchasers, the Company, EquityCo, OpBiz, BH/RE and members of the Investor Group.

            "Terrorist Event" means the occurrence of an event which is an "act of terrorism" (as defined in the Terrorism Risk Insurance Act of 2002, Public Law No. 107-297) (other than an act that occurs in the premises of a United States mission) which results in a Visitor Decrease of greater than five percent during the calendar month in which such event occurs or the immediately succeeding calendar month.

            "Theater" means the Theater for Performing Arts located on the Premises, described on Exhibit J.

            "Theater Escrow Account" has the meaning assigned to such term in
Section 6.19.

            "Time Share Disposition Notice" has the meaning assigned to such term in Section 2.6.5.

            "Time Share Entity" means the Company or any Subsidiary of the Company (other than OpBiz or any subsidiary of OpBiz) to which the Company contributes or otherwise makes a Disposition of the Time Share Premises in accordance with the Deed of Trust.

            "Time Share Plan" means a plan for the development of the Time Share Premises that is consistent with the Development/Entertainment Side Letter and in which no Affiliate of the Company (other than Starwood, Affiliates of Starwood or any other developer of the Time Share Premises that is (a) approved in writing by the Majority Holders and (b) not an Affiliate of the Bay Harbour Investor or the Earl Investor but is an Affiliate of the Company) shall be entitled to receive any payments in connection with the development of the Time Share Premises or the sale of time share units, other than (i) as described in the Development/Entertainment Side Letter, (ii) reimbursement of commercially reasonable costs and expenses of OpBiz incurred in connection with the provision of amenities or services to any such development and (iii) a licensing fee to Planet Hollywood from a Developer (not to exceed 1% of net time share sales (net of cancellations and defaults) or from any time share project, or any similar fees in connection with another development such as a hotel or condominium or condo-hotel by the Developer on the Time Share Premises).

            "Time Share Premises" means the real property described on Exhibit K hereto to be conveyed by Aladdin Gaming to the Company on the Closing Date.

            "Transaction Documents" means the Securities Purchase Documents, the Senior Credit Documents, the Planet Hollywood License Agreement, the Management Agreement and the Acquisition Documents.

            "Trust Property" has the meaning assigned to such term in the Deed of Trust.

            "Unrestricted Cash" has the meaning specified in Section 2.1(c).

            "Visitor Decrease" means a decrease in the number of monthly visitor volume to Las Vegas, Nevada (as published by the Las Vegas Convention and Visitors Authority) compared to the number of monthly visitors to Las Vegas, Nevada in the same calendar month of the immediately preceding year.

            "Warrant Interests" has the meaning assigned to such term in Section 2.1(a).

            "Warrants" has the meaning assigned to such term in Section 2.1(a).

      1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with GAAP. All financial tests relating to the Company shall be calculated with respect to the Company. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company's financial condition and results of operations shall be the same after such changes as if such changes had not been made.

                 ARTICLE II - AUTHORIZATION, PURCHASE, SALE AND
                        TERMS OF THE SECURITIES; PAYMENTS

      2.1 The Securities. (a) The Company has authorized (i) the issuance of its Senior Subordinated Secured Notes due on the date which is seven (7) years from the Closing Date (the "Maturity Date") in the aggregate original principal amount of $87,000,000 in substantially the form set forth as Exhibit L attached hereto (referred to herein individually as a "Note" and collectively as the "Notes", which terms shall also include any notes delivered in exchange therefor or replacement thereof), (ii) the issuance of Warrants for the purchase (subject to adjustment as provided for therein) of an aggregate of 17,500 Units representing Interests consisting of (x) Class B Units of the Company or (y) if the holders thereof so elect, either Class A Units of the Company or a combination of Class A Units and Class B Units (the "Warrant Interests"), all exercisable at a price per unit of $0.01 (subject to adjustment), in substantially the form set forth as Exhibit M attached hereto (individually as a "Warrant" and collectively as the "Warrants", which terms shall also include any warrants delivered in exchange or replacement therefor) and (iii) upon exercise of the Warrants (or any of them), the issuance of the Warrant Interests referenced therein.

                  (b) Commencing on the Funding Date, the Notes will accrue interest on the unpaid principal amount thereof at an interest rate of 16% per annum (the "Interest Rate") to be paid in cash semi-annually commencing on the six month anniversary of the Closing Date and every six months thereafter (each an "Interest Payment Date"), or if the Company so elects at any time and from time to time in its sole discretion upon written notice to the Noteholders, to be added to the unpaid principal amount of the Notes semi-annually ("PIK Interest"); provided, that if the Closing Date does not occur on or before November 30, 2004 and the Company redeems the Notes in accordance with the terms of Section 2.6.1, then the interest on the Notes shall be an amount equal to the interest earned on the Escrowed Funds in the Escrow Account. Interest on the Notes shall be computed based on a 360-day year of twelve 30-day months. Cash interest on the Notes elected to be paid by the Company shall be payable semi-annually in arrears on each Interest Payment Date commencing on the six month anniversary of the Closing Date, by wire transfer of immediately available funds to one or more accounts designated by the Noteholders. On each Interest Payment Date, the Company shall deliver a copy of Schedule I to the Notes to the Noteholders, which shall detail the outstanding principal balance of the Notes as of such date, including all PIK Interest previously added to the principal amount thereof in accordance with this Section 2.1.

                  (c) Notwithstanding anything to the contrary in Section 2.1(b), if there is no event of default existing under the Senior Credit Agreement and subject to the terms of the

Intercreditor Agreement (Senior Debt) and OpBiz's compliance with the provisions of Section 8.2(d) of the Senior Credit Agreement, any cash Distributions from OpBiz to the Company (other than Distributions received by the Company to pay operating expenses of the Company, EquityCo and BH/RE that are consistent with the restrictions set forth in Section 4.16 and Section 7.15 and to pay Taxes of the Company ("Operating Expenses")) shall be used to pay accrued and unpaid interest on the Notes in cash, with any additional interest owed under the Notes being paid in cash or, at the sole discretion of the Company, in PIK Interest. Seventy-five percent (75%) of any excess cash (other than cash received by the Company from OpBiz to pay Operating Expenses) after paying all accrued and unpaid interest owed under the Notes (other than capitalized PIK Interest), shall be held in the Escrow Account pursuant to the terms of the Escrow Agreement to cover future cash interest payments or other obligations under the Notes. The remaining 25% of such excess cash may be used by the Company without restriction, provided that no Distributions may be made from the proceeds of a Qualified Public Offering or any subsequent offerings of Equity Interests other than to redeem the Warrants or repay the Put Notes (the "Unrestricted Cash").

                  (d) Each certificate or other instrument representing the Securities will be endorsed with the legends described in Section 5.3.

      2.2 Purchase of the Securities. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchasers agree to purchase the Notes and the Warrants from the Company in such amounts as are set forth opposite such Purchaser's name on Schedule 1 (collectively, the "Note Proceeds"). The Notes and the Warrants shall be purchased at a closing (the "Funding") to be held at the offices of Goodwin Procter LLP located in New York, New York or at such other location as agreed to by the Company and the Purchasers, at 10:00 a.m. New York City time, on the date on which this Agreement is executed and delivered and upon satisfaction or waiver of the conditions described in Section 3.1 (the "Funding Date"). At the Funding, the Company will issue one Note to each Purchaser in the principal amount equal to the Note Proceeds paid by such Purchaser, payable to such Purchaser or its registered assigns, one Warrant to purchase such Purchaser's pro rata share of the Warrant Interests, against receipt of the issue price of such Securities as determined in accordance with Section 2.3 hereof in immediately available funds by wire transfer to an account or accounts designated by the Company prior to the Funding (or in such other manner as is set forth on Exhibit N); it being understood and agreed that each Purchaser may, upon notice to the Company, deduct from the issue price the amount of any fees due to such Purchaser hereunder, including, without limitation, pursuant to
Section 2.13.

      2.3   Tax Nature of Securities.

                  (a) The Purchasers and the Company agree that the Notes are debt for federal income tax purposes.

                  (b) Having considered all relevant facts and circumstances, the Company and the Purchasers have concluded and agree that the issue price (within the meaning of Section 1273 of the Code) of each Note, and the purchase price of each Warrant, is as set forth on Exhibit O, and that such amounts reflect the relative fair market values of the Notes and Warrants.

                  (c) The Company and the Purchasers agree that the Notes are being issued with original issue discount ("OID") within the meaning of Section 1273 of the Code which shall be taken into account by the Company and the Purchasers for federal income tax purposes. The Company and the Purchasers agree that the Notes are debt instruments described in Treasury Regulations Section 1.1272-1(c)(2) and therefore are governed by the rules set out in Treasury Regulations Section 1.1272-1(c), including Section 1.1272-1(c)(5). The Company and the Purchasers agree that any determination by the Company at any time regarding the amount of OID on the Notes for any accrual period shall be subject to the review and approval of the Purchasers.

                  (d) Any Noteholder may contact Thomas Avallone, c/o Planet Hollywood International, Incorporated, 7958 West Sand Lake Road, Orlando, Florida, 32819 who will, beginning no later than 10 days after the date that the Notes are issued, promptly make available to the Noteholders upon request the information described in Treasury Regulations Section 1.1275-3(b)(1)(i).

                  (e) The Company and the Purchasers agree that the Warrants are merely unexercised options for federal income tax purposes.

                  (f) The Company and the Purchasers agree that the purchase of the Notes and Warrants hereunder shall be a completed and closed transaction for federal income tax purposes upon consummation of all transactions on the Funding Date.

                  (g) The Company and the Purchasers agree that, in the event the Closing Date has not occurred by November 30, 2004 and the Notes and Warrants are repurchased for an amount equal to the Escrowed Funds pursuant to
Section 2.6.1(b), then this Agreement will have been rescinded within the meaning of Revenue Ruling 80-58, 1980-1 C.B. 181 and have no effect for federal income tax purposes, and all interest earned on amounts held under the Escrow Agreement shall be paid over to the Purchasers and included in the gross income of the Purchasers for federal income tax purposes.

                  (h)   The Purchasers and the Company agree to adhere to this
Section 2.3 and Exhibit O for federal income tax purposes and not to take any action or tax reporting position inconsistent herewith or therewith, unless (i) otherwise required by a Final Determination and all parties to this Agreement have been given an appropriate opportunity to participate in the proceedings leading to such Final Determination, or (ii) the Company and the Purchasers agree otherwise. The inclusion of this Section 2.3 is not an admission by any Purchaser that it is subject to federal tax.

      2.4 Use of Proceeds. The Company agrees to use the full proceeds of the Notes for the purposes described on Exhibit P.

      2.5   Payments and Endorsements.

                  (a) Except as otherwise provided herein, payments of principal, cash interest and premium, if any, on the Notes shall be made without set off or counterclaim, directly by wire transfer to the accounts designated, respectively, in writing by the Noteholders, without any presentment or notation of payment, except that prior to any transfer of any Note the holder thereof shall endorse on such Note a record of the date to which interest has been paid and all payments made on account of principal of such Note. All such payments and prepayments of principal of and interest on the Notes shall be applied (to the extent thereof) to all of the Notes pro rata based on the principal amount outstanding and held by each holder thereof, except with respect to any additional amounts payable under the second sentence of Section 2.5(b), which shall be paid to the Noteholder or Noteholders on whose account such amounts arise. The Company hereby authorizes each Noteholder to endorse on the Notes held thereby the PIK Interest paid thereon based solely on the updated Schedule 1 delivered by the Company to such Noteholder relating to such Notes, and the Company shall, upon the request of any Noteholder and in lieu of endorsement of such PIK Interest, issue to such holder additional Notes evidencing the PIK Interest paid on the Notes held by such Noteholder, in each case, promptly upon the request of such holder, all of which shall be made, issued and otherwise effected in accordance with the terms of Section 2.10.

                  (b) If Applicable Law imposes on the Company any obligation to withhold or deduct Taxes, levies, imposts, duties, charges, fees, deductions or withholdings from amounts payable hereunder or under any of the other Notes Documents, the Company shall withhold or deduct the required amounts and promptly remit the required payment to the relevant Governmental Authority, delivering to affected Noteholders certificates or other satisfactory evidence of amounts withheld or deducted and remitted. Anything herein to the contrary notwithstanding, if any changes after the date of this Agreement in United States federal, state or local Applicable Law including, without limitation, any change in the rate of required withholding, shall impose on the Company any obligation with respect to any amount payable by it hereunder or under any of the other Notes Documents to withhold or deduct any Taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively, "New Withholding Taxes") from amounts payable to a Non-U.S. Lender (as defined below in Section 2.5(c)), the Company will pay to the Purchasers, on the date on which such amount is due and payable hereunder or under such other Notes Document, in accordance with Section 2.5(a), such additional amount (a "Gross-Up Amount") in United States Dollars as shall be necessary to enable the Noteholders to receive the same net amount which the Noteholders would have received on such due date if no such obligation with respect to New Withholding Taxes had been imposed upon the Company by such change in Applicable Law, provided, however that each Non-U.S. Lender shall, at the request and expense of the Company, take whatever action is reasonably required and practicable to reduce or eliminate the amount of such New Withholding Taxes, and further provided that the Company shall have no obligation to pay any Gross-Up Amount with respect to New Withholding Taxes arising on account of such Non-U.S. Lender's permanent establishment or other business activities within the United States exceeding those business activities contemplated by this Agreement and the other Notes Documents. The Company will deliver promptly to the affected Noteholders certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by the Company hereunder or under such other Notes Document.

                  (c) Each Noteholder (including the holder of a participation in any Note) that is not a "United States Person" within the meaning Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall, if it wishes to take advantage of any reduction or elimination of federal income tax withholding available under applicable federal income tax law with respect to payments by the Company, deliver to the Company:

                        (i) a properly completed and duly executed Form W-8BEN, W-8 IMY (with accompanying documentation) or W-8ECI, as applicable;

                        (ii) in the case of a Non-U.S. Lender claiming exemption from federal income tax withholding under Code Sections 871(h) or 881(c) with respect to payments of "portfolio interest," a duly executed certificate representing that such Non-U.S. Lender is not a bank described in Code Section 881(c)(3)(A), a controlled foreign corporation described in Code Section 881(c)(3)(C), or a "10-percent shareholder" within the meaning of Code Sections 881(c)(3)(B) or 871(h)(3)(B); and

                        (iii) any other documentation as may be required under
            applicable federal income tax law to qualify for exemption from or reduction of federal income tax withholding on payments by the Company under this Agreement and the other Notes Documents.

With respect to any payments made by the Company to a Non-U.S. Lender on or after the delivery of such documentation the Company shall, to the extent permitted under applicable federal income tax law, eliminate or reduce any federal income tax withholding on payments to such Non-U.S. Lender.

                  (d) The obligations of the Company under this Section 2.5 shall survive the payment in full of all amounts due hereunder or under the Notes.

      2.6   Redemptions and Mandatory Repurchase.

            2.6.1 Required Redemptions. (a) On the stated or accelerated maturity date of the Notes, the Company will pay the principal amount of the Notes then outstanding together with all accrued and unpaid interest thereon, including, without limitation, all PIK Interest. No redemption of less than all of the Notes shall affect the obligation of the Company to make the redemption required by the preceding sentence. Unless the Notes (or a portion thereof) have previously been redeemed or repurchased under Section 2.6.2, Section 2.6.4,
Section 2.6.5, Section 2.6.6, Section 2.6.7 or Section 2.6.8, the Company shall redeem the outstanding principal amount of the Notes (including PIK Interest capitalized pursuant thereto) in one installment in the principal amount of $87,000,000 (or the then outstanding principal amount of the Notes) on the Maturity Date.

                  (b) The Company shall, if the Closing Date has not occurred by November 30, 2004, repurchase on such date all of the Notes and Warrants issued by the Company to the Purchasers for a repurchase price equal to the Escrowed Funds, which shall be released from the Escrow Account to the Purchasers, pro rata, based upon the principal amount of Notes purchased.

            2.6.2 Optional Redemptions. In addition to the redemption or repurchase of the Notes required under Section 2.6.1 and Section 2.6.4, and if there is no event of default existing under the Senior Credit Agreement and subject to the terms of the Intercreditor Agreement (Senior Debt) and OpBiz's compliance with the provisions of Section 8.2(d) of the Senior Credit Agreement, the Company may voluntarily redeem the outstanding principal amount of the Notes (including PIK Interest capitalized thereto) in whole, or in part (in a minimum amount of at least $1,000,000 and integral multiples of $100,000), together with all accrued and unpaid interest on the amount so redeemed through the date of redemption, at any time and from time to time at a redemption price equal to the sum of the principal amount to be redeemed plus the prepayment premium indicated below corresponding to the period in which the redemption occurs (such premium, the "Prepayment Premium").

              Period                                     Prepayment Premium
              ------                                     ------------------
Funding Date through August 8, 2008                        Noncallable

August 9, 2008 through August 8, 2009                   8% of the principal
                                                       amount to be redeemed

August 9, 2009 through August 8, 2010                   4% of the principal
                                                       amount to be redeemed

After August 9, 2010                                           None

Notwithstanding anything in this Agreement to the contrary, the Company may redeem the Notes, together with all accrued and unpaid interest thereon (including PIK Interest) at a redemption price equal to the sum of the principal amount to be redeemed plus a premium of 16% prior to August 8, 2008 if (i) the Company uses the proceeds of a public equity offering by the Company, OpBiz (but only to the extent there is no event of default existing under the Senior Credit Agreement and subject to the terms of the Intercreditor Agreement (Senior Debt) and OpBiz's compliance with the provisions of Section 8.2(d) of the Senior Credit Agreement), EquityCo and/or BH/RE to fund such redemption, and (ii) at least 65% of the aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption.

            2.6.3 Notice of Redemptions; Pro Rata Redemptions. Written notice of any redemption pursuant to Section 2.6.1, Section 2.6.2 or Section 2.6.7 shall be given to the Noteholders at least 30 calendar days prior to the date of any such redemption. Each redemption of the Notes pursuant to Section 2.6 shall be made so that all outstanding Notes then held by each holder shall be redeemed in a principal amount (including PIK Interest) which shall bear the same ratio to the total unpaid principal amount (including PIK Interest) being redeemed on all such Notes as the unpaid principal amount (including PIK Interest) of the Notes then held by such holder bears to the aggregate unpaid principal amount of such Notes.

            2.6.4 Change of Control; Offer to Purchase. Notwithstanding any term or provision in Section 2.6.2, no later than ten (10) Business Days prior to the occurrence of a Change of Control, the Company shall furnish to each Noteholder written notice (each a "Change of Control Notice") setting forth in reasonable detail the facts and circumstances underlying such Change of Control. The occurrence of a Change of Control shall constitute an irrevocable offer by the Company to repurchase all of the Notes held by the Noteholders, at a purchase price equal to 101% of the aggregate outstanding principal amount thereof on the date the Change of Control occurs together with all other accrued and unpaid interest on the amount so purchased through the date of repurchase. Following receipt of any Change of Control Notice, each Noteholder shall advise the Company, by written notice, within five (5) Business Days after receipt of such offer, as to whether it desires to have all or any of the Notes held by it so repurchased (in integral multiples of $100,000), specifying the principal amount of the Notes to be sold by it (provided that if a Noteholder accepts such offer but does not specify an amount it wishes to receive, it will be deemed to have elected to sell all of the Notes held by it). If a Noteholder fails to respond to such offer by the Company within the five (5) Business Day acceptance period, such Noteholder shall be deemed not to have accepted such offer. The Company shall then repurchase each Note with respect to which such offer was accepted on the date on which such Change of Control occurs.

            2.6.5 Mandatory Offer to Purchase Notes on Sale of Time Share Premises. As soon as possible, and in any event within ten (10) Business Days prior to the sale of the Time Share Premises by the Company to any Person (other than an Affiliate) for a cash purchase price in excess of $14,000,000 (other than to or for the benefit of a developer that has agreed to pay to OpBiz (or to OpBiz and the Company, in the aggregate) annual contractual minimum marketing fees as set forth in the Development/Entertainment Side Letter), the Company shall furnish to each Noteholder written notice setting forth in reasonable detail the facts and circumstances underlying such Disposition, including the proposed date upon which the underlying transaction is to be consummated (each a "Time Share Disposition Notice"). The occurrence of such sale shall constitute an irrevocable offer by the Company to repurchase, at par, an amount of Notes (together with all accrued and unpaid interest thereon) equal to each Noteholder's pro rata share of $14,000,000 (with all amounts not used to repurchase the Notes to be held in escrow by the Company for future payments of cash interest and other amounts due in respect of the Notes, provided that any amount in excess of $14,000,000 shall be applied as required by Section 4.3(a) of the Senior Credit Agreement), on the date that the sale of the Time Share Premises is consummated. Following receipt of any Time Share Disposition Notice, each Noteholder shall advise the Company, by written notice, within five (5) Business Days after receipt of such offer, as to whether it desires to have all or any of the Notes held by it so repurchased, specifying the principal amount of Notes to be sold by it (provided that if a Noteholder accepts such offer but does not specify an amount it wishes to receive, it will be deemed to have elected to sell all of the Notes held by it). If a Noteholder fails to respond to such offer by the Company within the five (5) Business Day acceptance period, such offer shall expire in accordance with its terms.

The Company shall then repurchase each Note with respect to which such offer was accepted or portion thereof in accordance with this Section 2.6.5 on the date on which the sale of the Time Share Premises occurs.

            2.6.6 Mandatory Offer to Purchase Notes Upon Release of Deed of Trust on Time Share Premises. If the Company desires to release the Deed of Trust on the Time Share Premises other than in connection with (y) an assignment of the Time Share Premises to a developer that has agreed to pay OpBiz and the Company, in the aggregate, annual contractual minimum marketing fees as set forth in the Development/Entertainment Side Letter, or (z) a sale of the Time Share Premises to any Person (other than an Affiliate) for a cash purchase price in excess of $14,000,000, then the Company shall furnish to each Noteholder a written offer to repurchase, at par, an amount of Notes (together with all accrued and unpaid interest thereon) equal to each Noteholder's pro rata share of $14,000,000 (with all amounts not used to repurchase the Notes to be held in escrow by the Company for future payments of cash interest and other amounts due in respect of the Notes) on the date that the Deed of Trust is released (each a "Deed of Trust Release Notice"). Following receipt of the Deed of Trust Release Notice, each Noteholder shall advise the Company, by written notice, within ten
(10) Business Days after receipt of such offer, as to whether it desires to have all or any of the Notes held by it so repurchased, specifying the principal amount of Notes to be sold by it (provided that if a Noteholder accepts such offer but does not specify an amount it wishes to receive, it will be deemed to have elected to sell all of the Notes held by it). If a Noteholder fails to respond to such offer by the Company within the ten (10) Business Day acceptance period, such offer shall expire in accordance with its terms. The Company shall then repurchase each Note with respect to which such offer was accepted or portion thereof in accordance with this Section 2.6.6 on the date on which the Deed of Trust is released.

            2.6.7 Removal of Competition Restriction. Notwithstanding the provisions of Section 2.6.2, the Company may, at any time furnish to each Noteholder a written offer to repurchase the full amount of the outstanding principal amount of the Notes (including capitalized PIK Interest), together with all accrued and unpaid interest thereon through the date of redemption at a redemption price equal to 108% of the principal amount of the Notes (including capitalized PIK Interest) then outstanding. Such notice shall specify an offering period of at least ten (10) Business Days. Following receipt of any such offer, each Noteholder shall advise the Company, by written notice, within ten (10) Business Days after receipt of such offer, as to whether it desires to have all or any of the Notes held by it so repurchased, specifying the principal amount of Notes to be sold by it; provided that if a Noteholder accepts such offer but does not specify an amount it wishes to receive, it will be deemed to have elected to sell all of the Notes held by it); provided further, that it is understood that the Noteholders shall have no obligation to accept any such repurchase offer. If a Noteholder fails to respond to such offer by the Company within the ten (10) Business Day acceptance period, such offer shall expire in accordance with its terms with respect to any such Noteholder. The Company shall then repurchase each Note with respect to which such offer was accepted or portion thereof in accordance with this Section 2.6.7 no later than the five (5) Business Days after the expiration of the offer period specified in such notice. Upon expiration of the offer period, and if applicable, completion of the repurchase of any Notes tendered in such offer to purchase, the restrictions contained in the penultimate sentence of Section 3.1 of the Planet Hollywood License Agreement shall terminate with respect to the Noteholders and the Noteholders shall be deemed to have irrevocably waived any rights and remedies under the Planet Hollywood License Agreement related to any violation of such restrictions.

            2.6.8 Replacement of Unsuitable Securityholder. If any Gaming Authority requires that a Securityholder be licensed, qualified or found suitable under any applicable Gaming Law, and such Securityholder:

                  (a) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by such Gaming Authority; or

                  (b) is denied such license or qualification or not found suitable; then such Securityholder shall have 60 days in which to sell all Securities then held by such Securityholder and that are required by such Gaming Authority to be sold to a Person reasonably acceptable to such Gaming Authority. If such Securityholder does not effect such a sale within such 60 day period, the Company shall then have the right, if required by the Gaming Authority:

                              (1)   to require each such Securityholder to
                        transfer its Securities to a transferee designated by the Company and acceptable to the Gaming Authority (including to any other Securityholder, any member of the Investor Group or an Affiliate of any member of the Investor Group), within such time period after the occurrence of the event described in clause (a) or (b) above as may be required or approved by the Gaming Authority, or

                              (2) to redeem the Securities then held by the Securityholder.

In the event the Company exercises its right to designate a transferee pursuant to clause (1) above or to redeem the Securities pursuant to clause (2) above, the minimum purchase price or redemption price (as applicable) shall be: (x) with respect to the Notes held by such Securityholder, an amount equal to the aggregate outstanding principal amount of such Notes (including PIK Interest), plus accrued and unpaid interest through the redemption date and (y) with respect to any Warrants and Warrant Interests then held by such Securityholder, an amount equal to the Redemption Price or the outstanding principal and accrued but unpaid interest on any Put Notes (as such terms are defined in the Warrant) (determined as of the date such Securityholder was required to dispose of its securities pursuant to clause (a) or (b) above). All consideration payable pursuant to this Section 2.6.8 shall be paid in one installment in immediately available funds. The provisions of Section 2.6.2 shall not apply to any redemption effected pursuant to this Section 2.6.8.

Immediately upon a determination by a Gaming Authority that a Securityholder will not be licensed, qualified or found suitable and must dispose of its Securities, such Securityholder will, to the extent required by applicable Gaming Laws, have no further right:

                              (1) to (i) receive any dividend or interest or any payment or distribution of any kind, including of any share of the distribution of profits or cash or any other property, or payments upon dissolution, from the Company, other than a return of capital as required above, (ii) exercise directly, or through any proxy, trustee or nominee any voting right conferred by the member's interest in the Company, (iii) participate in the management of the Company or (iv) receive any remuneration (other than the Redemption Price or the outstanding principal and accrued but unpaid interest on any Put Notes) in any form from the Company holding a Gaming License for services rendered or otherwise; or

                              (2) to receive any interest, dividend, economic interests or any other Distribution or payment with respect to the Securities from the Company, except the redemption prices referred to in Section (2) above.

      The applicable Securityholder shall notify the Company in writing of any transfer or redemption pursuant to this Section 2.6.8 as soon as practicable. Any Securityholder that is required to apply for a license, qualification or a finding of suitability shall be responsible for all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the Gaming Authority.

            2.6.9 Cancellation of Acquired Notes. The Company will promptly cancel all Notes acquired by it pursuant to any purchase, redemption, prepayment or tender for the Notes pursuant to any provision of this Agreement or otherwise and no Notes may be issued in substitution or exchange for any such Notes.

      2.7   Default Rate of Interest. If an Event of Default (other than under
Section 8.1(m)) has occurred and is continuing, from and after the date that the underlying Default occurred, the entire outstanding unpaid principal balance of the Notes (including PIK Interest) and any accrued but unpaid interest then due and owing shall bear interest, payable on demand in cash or, if elected by the Company, in PIK Interest, at the applicable Interest Rate plus 4% per annum, or such lower rate as then may be the maximum rate permitted by Applicable Law (the "Default Rate"); provided, however, that immediately upon the cessation or cure of such Event of Default, if no other Event of Default (other than an Event of Default under Section 8.1(m)) is then continuing, the Notes shall again bear interest at the applicable Interest Rate as set forth in Section 2.1.

      2.8 Maximum Legal Rate of Interest. Nothing in this Agreement or in the Notes shall require the Company to pay interest at a rate in excess of the maximum rate permitted by Applicable Law.

      2.9 Payment on Non-Business Days. Whenever any payment required to be made under any Transaction Document shall be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest due.

      2.10 Transfer and Exchange of Notes. The Company shall keep a register in which it shall provide for the registration of the Notes and the registration of transfers of Notes. The holder of any Note may, prior to maturity or prepayment thereof, surrender such Note at the principal office of the Company for transfer or exchange, and upon any such transfer or exchange shall notify the Company as to the identity of the transferee. Within a reasonable time after the holder notifies the Company in writing that it intends to transfer (or has transferred) all or a portion of its Notes, the Company shall issue in exchange therefor (without expense to such holder, other than transfer taxes, if any) another Note in the same aggregate principal amount (or if requested by the holder in denominations of $100,000 and multiples thereof, except in the case of a Note for the balance of the aggregate amount of the Note so transferred), as of the date of such issuance, as the unpaid principal amount of the Note so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered (provided that no minimum shall apply to a liquidating distribution of Notes to investors in a Noteholder and any Notes so distributed may be subsequently transferred by such investor and its successors in the original denomination thereof in compliance with the Securities Act but without further restriction). Each new Note shall be made payable to such Person or Persons, or assigns, as the holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The Company shall have no obligation hereunder or under any Note (including, without limitation, to furnish notices or financial statements) to any Person other than the registered holder of each such Note. The provisions of this Section 2.10 are intended to result in the Notes being in "registered form" within the meaning of Code Section 163(f) and Treasury Regulations Section 1.871-14(c), and shall be interpreted and applied in conformity therewith.

      2.11 Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note the Company will issue a new Note of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, if any Note of which a Noteholder, its nominee, or any of its partners is the holder is lost, stolen or destroyed, the affidavit of an authorized partner or officer of the holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Note in replacement of such lost, stolen or destroyed Note other than the holders written agreement to indemnify the Company.

      2.12 Ranking. The Noteholder Obligations and the rights and remedies of the Noteholders under the Notes Documents shall be senior in right of payment to all Subordinated Debt of the Company. The Noteholder Obligations and the rights and remedies of the Noteholders under the Notes Documents shall be subordinate and junior in right of payment to and enforcement of the Senior Debt in the manner and to the extent provided in the Intercreditor Agreement (Senior Debt).

      THIS AGREEMENT AND ALL RIGHTS, REMEDIES, POWERS AND PRIVILEGES OF THE SECURITYHOLDERS HEREUNDER ARE AND SHALL BE SUBJECT IN ALL RESPECTS TO THE INTERCREDITOR AGREEMENT (SENIOR DEBT).

      2.13 Funding Fee. The Company hereby agrees to pay each Purchaser or its designee a funding fee equal to 0.375% of the original principal amount of the Notes purchased by such Purchaser at Funding (the "Funding Fee"), and such fee shall be in addition to (i) the amounts required to be paid pursuant to Section
3.1.2 (x) and (ii) the signing fee of to 0.375% of the aggregate original principal amount of the Notes previously paid to the Purchasers (the "Signing Fee") (provided that the Signing Fee shall be refunded in whole to the Company if the Funding Date does not occur (other than by reason of an action or inaction by the Company or its Affiliates (including failure of the Company or an Affiliate to obtain any required Gaming License)). At the option of any Purchaser by prior written notice to the Company, the Funding Fee may be paid to such Purchaser by deducting such fee from the purchase price of the Notes and Warrants.

             ARTICLE III - CONDITIONS TO THE PURCHASERS' OBLIGATIONS

      3.1 Conditions to Funding. The obligation of the Purchasers to purchase the Notes and the Warrants at the Funding is subject to the following conditions, all or any of which may be waived in writing by the Purchasers purchasing a majority of the Notes to be issued on the Funding Date:

            3.1.1 Representations and Warranties. Each of the representations and warranties of the Company set forth in Article IV hereof and the other Securities Purchase Documents shall be true and correct on the Funding Date (except for representations and warranties that refer to a certain date, which only need be true and correct as of such date).

            3.1.2 Documentation at Funding. The Purchasers shall have received prior to or at the Funding all of the following, each in form and substance reasonably satisfactory to it and to Goodwin Procter LLP, special counsel to the
Purchasers:

                        (i) Certified copies of (i) all Organizational Documents of the Company and OpBiz; (ii) the Required Company Authorizations of the Company and OpBiz evidencing approval of this Agreement, the other Securities Purchase Documents and all other matters contemplated hereby and thereby; (iii) certified copies of all documents evidencing any other consents and approvals, including governmental approvals, if any, required to be obtained by the Company or OpBiz with respect to this Agreement, the other Securities Purchase Documents and all other matters contemplated hereby or thereby (other than Gaming Approvals).

                        (ii) A certificate of the Secretary or an Assistant Secretary or an authorized representative of the Company and OpBiz, which certificate shall certify the names of the persons authorized by the Company and OpBiz, respectively, to sign this Agreement, the other Securities Purchase Documents and any other documents or certificates to be delivered pursuant hereto or thereto by the Company or OpBiz or any of their respective officers at or prior to the Funding, together with the true signatures of such persons. The Noteholders may conclusively rely on such certificate(s) until they shall receive a further certificate of the Secretary or an Assistant Secretary or an authorized representative of the Company or OpBiz canceling or amending the prior certificate and submitting the signatures of the persons named in such further certificate.

                        (iii) A certificate from the chief executive officer, the president, the chief financial officer or an authorized representative of the Company stating that, as of the Funding Date,
            (i) the representations and warranties contained in Article IV hereof are true and correct as of the Funding Date (except for representations and warranties that refer to a certain date, which only need be true and correct as of such date), (ii) no condition or event has occurred and is continuing or will result from the execution and delivery of this Agreement, any other Notes Documents, or any other Securities Purchase Document that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and (iii) all the conditions set forth in this Article III hereof and in the other Notes Documents required to be satisfied on or before the Funding Date have been satisfied (other than those, if any, waived in writing by Purchasers purchasing a majority of the Notes to be issued on the Funding Date).

                        (iv) The Notes and the Warrants duly executed by the Company and registered in name of the Purchasers.

                        (v) The Deed of Trust, in form and substance reasonably satisfactory to Purchasers and the Purchasers' special Nevada counsel, duly executed by the Company (to be filed in accordance with Section 3.2.6).

                        (vi) (A) The Security Agreement, in form and substance reasonably satisfactory to Purchasers and the Purchasers' special Nevada counsel, duly executed by the Company and (B) the Pledge Agreement, in form and substance reasonably satisfactory to Purchasers and the Purchasers' special Nevada counsel, duly executed by the Company and acknowledged by OpBiz.

                        (vii) The Investor Rights Agreement, in form and substance reasonably satisfactory to Purchasers and the Purchasers' special counsel, duly executed by the Company and EquityCo.

                        (viii) The Planet Hollywood License Agreement, in the
            form attached hereto as Exhibit F, duly executed by Planet Hollywood and OpBiz.

                        (ix) True and correct copies of the draft of the July 8, 2003 form of Senior Credit Agreement.

                        (x) Payment for the costs, expenses, Taxes and filing fees identified in Section 9.6 as to which the Purchasers give the Company notice prior to or at the Funding Date, including the reasonable fees and expenses of Goodwin Procter LLP, special counsel to the Purchasers.

                        (xi) A Subsidiary Guaranty, in the form attached hereto as Exhibit E, executed by OpBiz.

                        (xii) Favorable opinions of Jones Day, counsel to the Company, and Schreck Brignone, special Nevada counsel to the Company, in the forms attached hereto as Exhibit Q and Exhibit R, respectively.

                        (xiii) The Intercreditor Agreement (Senior Debt) in the
            form attached hereto as Exhibit C, executed by the Company.

                        (xiv) The Intercreditor Agreement (Planet Hollywood) in the form attached hereto as Exhibit B, executed by Planet Hollywood.

                        (xv) Such other documents referenced in any Exhibit hereto or relating to the transactions contemplated by this Agreement, in each case as the Purchasers or the Purchasers' special counsel may reasonably request.

            3.1.3 No Default. At the time of and immediately following the Funding there shall exist no Event of Default and no condition, event or act that, with the giving of notice or lapse of time, or both, would constitute such an Event of Default (in each case, after giving effect to the terms of Article VI, Article VII and Article VIII as if such terms were in effect on the Funding Date, but with respect to covenants in Article VI (other than those contained in Sections 6.5, 6.7, 6.9 and 6.20), only to the extent such covenants are required to be performed on or prior to the Funding Date).

            3.1.4 Compliance with this Agreement. The Company shall have performed and complied in all material respects with all of its agreements set forth or contemplated herein that are expressly required to be performed or complied with or satisfied by it on or before the Funding Date.

            3.1.5 No Material Adverse Effect. There shall not have occurred an event or condition which has had, or could reasonably be expected to have, a significant material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties, or prospects of the Las Vegas gaming industry, taken as a whole, from the date of the Term Sheet, including, without limitation, the reasonable consequences of any Terrorist Event in the United States, but excluding general economic conditions and financial market conditions, (b) the ability of the Company to perform its obligations under any of the Securities Purchase Documents or (c) the ability of the Purchasers to enforce the material provisions of the Securities Purchase Documents.

            3.1.6 No Material Proceeding. No claim, action, suit, investigation, litigation or proceeding, pending or threatened in writing, in any court or before any arbitrator or Governmental Authority shall exist that (a) challenges the Plan of Reorganization, the Securities Purchase Documents or the licenses granted to OpBiz under the Planet Hollywood License Agreement and which in the reasonable opinion of the Purchasers could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, performance, properties, assets, liabilities, business or prospects of the Company or OpBiz or have a material adverse effect on the Notes, the other Securities Purchase Documents or the Purchasers, or (b) was not disclosed in writing to the Purchasers prior to the date of the Term Sheet and which, in the reasonable opinion of the Purchasers, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, performance, properties, assets, liabilities, business or prospects of the Company or OpBiz.

            3.1.7 No Legal Bar. There shall not be on the Funding Date any condition under any Applicable Law which, in the reasonable judgment of the Purchasers would prohibit the purchase of the Notes and Warrants hereunder.

            3.1.8 Equity Contributions. BH/RE or its members shall have funded
(i) $20,000,000 (including $8.5 million of the amount already deposited by EquityCo into an escrow account established under the Acquisition Agreement), minus (ii) the aggregate amount of Financing Costs, Deal Costs and Operating Costs (in an amount not to exceed $13,000,000 in the aggregate) into an escrow account as contemplated by paragraph 2 of the BH/RE-Starwood Agreement.

      3.2 Release of Note Proceeds from Escrow. The release of the Note Proceeds from the Escrow Account at the Closing will be subject to the following conditions, all or any of which may be waived in writing by the Majority
Holders:

            3.2.1 Closing of the Acquisition. The simultaneous closing of the Acquisition, including the acquisition of the Trust Property by the Company.

            3.2.2 Equity Contribution. EquityCo shall have contributed the Required Equity Contribution to the Company.

            3.2.3 No Default. At the time of and immediately following the Closing there shall exist no Event of Default and no condition, event or act that, with the giving of notice or lapse of time, or both, would constitute such an Event of Default (in each case, after giving effect to events and conditions that arose between the Funding Date and the Closing Date).

            3.2.4 Compliance with this Agreement. The Company shall have performed and complied in all material respects with all of its material agreements set forth or contemplated herein that are expressly required to be performed or complied with or satisfied by it on or before the Closing Date.

            3.2.5 Certain Governmental Approvals. The Company shall have obtained the Gaming License and the consent or approval of all Governmental Authorities required, in the reasonable opinion of Jones Vargas, special Nevada counsel to the Purchasers, to enter into and perform its obligations under the Securities Purchase Documents.

            3.2.6 Trust Property. The Company shall have advised the Collateral Agent as to the timing of the Closing so that the Collateral Agent can deliver the Deed of Trust to the Title Company to be filed immediately following the Company's acquisition of the Trust Property Subject to Section 5.4, the Collateral Agent covenants and agrees not to register, file or record the Deed of Trust with any Governmental Authority in any jurisdiction unless and until the Closing occurs.

            3.2.7 Intercreditor Agreement (Senior Debt). The Company shall have delivered to each of the Purchasers a copy of the Intercreditor Agreement (Senior Debt) executed by the Senior Agent.

                   ARTICLE IV - REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Purchasers as follows (which representations and warranties shall survive the Closing), after giving effect to the transactions contemplated by the Acquisition Agreement and the other Transaction Documents as if such transactions had occurred on the Funding Date:

      4.1 Authorization, Validity, and Enforceability of this Agreement and the Securities Purchase Documents. Each Note Party has the requisite limited liability company or other organizational power and authority to execute, deliver, and perform this Agreement and/or the other Securities Purchase Documents to which it is party, to incur the Noteholder Obligations, and to grant a security interest in the Collateral pursuant to the Security Documents. Each Note Party has taken all necessary limited liability company or other organizational action (including, without limitation, obtaining any required approval of its equity holders) to authorize its execution, delivery, and performance of this Agreement and the other Securities Purchase Documents to which it is a party, including, without limitation, the authorization of the issuance and delivery of the Notes and the Warrants and, upon exercise of the Warrants, the issuance and delivery of the Warrant Interests. Sufficient Interests have been reserved by all necessary limited liability company or other organizational action in connection with the prospective exercise of the Warrants. None of the purchase of the Notes and the Warrants, or the issuance of the Warrant Interests upon the exercise of the Warrants, is subject on the date hereof to preemptive or other similar contractual rights. No consent, approval, or authorization of, or filing with, any

Governmental Authority, and no consent of any other Person, is required to be obtained by the Company or its Subsidiaries, including for the issuance and delivery of the Notes and the Warrants and, upon exercise of the Warrants the issuance and delivery of the Warrant Interests, in connection with the execution, delivery, and performance of this Agreement and the other Securities Purchase Documents by the Note Parties, except (i) (x) for those listed on
Section 4.1 of the Disclosure Schedule, (y) those already duly obtained and (z) those required under any applicable Gaming Law and (ii) where the failure to obtain any such other consent, approval, authorization or filing will not have a Material Adverse Effect. This Agreement has been, and as of the Funding Date the other Securities Purchase Documents will be duly executed and delivered by each Note Party, and constitute or will constitute the legal, valid, and binding obligation of such Note Party to the extent party thereto, enforceable against such Person in accordance with their respective terms. Each Note Party's execution, delivery, and performance of this Agreement does not, and each Note Party's execution, delivery and performance of the other Securities Purchase Documents to which it is a party will not, conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of such Note Party (except as contemplated by this Agreement and the other Securities Purchase Documents and the Senior Credit Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which such Note Party is a party or which is binding upon it, except where such conflict, violation, breach or default or Lien would not reasonably be expected to have a Material Adverse Effect, (b) any judgment, law, statute, rule or governmental regulation applicable to any Note Party, except where such conflict, violation, breach or default or Lien would not reasonably be expected to have a Material Adverse Effect or (c) Organizational Documents of any Note Party.

      4.2 Organization and Qualification. Each Note Party: (a) is duly formed and organized and validly existing in good standing under the laws of its jurisdiction of organization; (b) has all requisite limited liability company or other organizational power and authority to conduct its business as presently conducted and to own its Property; and (c) is qualified to do business as a foreign limited liability company and in good standing in its jurisdiction of organization and any other state where the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

      4.3 Subsidiaries. Section 4.3 of the Disclosure Schedule contains a correct and complete list of the name and relationship to the Company of each and all of the Company's Subsidiaries. Each Subsidiary is (a) duly formed and organized and validly existing in good standing under the laws of its state of incorporation or other organization and (b) qualified to do business as a foreign entity and in good standing in any state where the failure to so qualify would reasonably be expected to have a Material Adverse Effect. Neither the Company nor OpBiz is engaged in any joint venture or partnership with any other Person.

      4.4 No Material Change. Since the date of the latest financial statements of the Company delivered to the Purchasers there has been no material adverse change in the business, assets, liabilities, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

      4.5 Capitalization. As of the Closing Date, the Company will be 100% owned by EquityCo, subject to dilution from the Warrants described herein and from the options to purchase equity interests in the Company that will represent an indirect 3% interest in the fully-diluted equity interests of OpBiz that will be granted to Michael V. Mecca, the CEO of OpBiz (the "Mecca Options"), and EquityCo will be owned 85% by BH/RE (subject to certain warrants to purchase 2.94% of BH/RE's equity interests in EquityCo granted by BH/RE to the Senior Lenders and 15% by Starwood Nevada. The capitalization of BH/RE, EquityCo, the Company and OpBiz is as set forth on Section 4.5 of the Disclosure Schedule. Except as otherwise set forth on Section 4.5 of the Disclosure Schedule, there are no options, warrants or rights to purchase Equity Interests or other securities of the Company or OpBiz authorized, issued or outstanding, nor is the Company or OpBiz obligated in any other manner to issue Equity Interests or other securities. At Closing, the Warrants will represent 17.5% of the fully-diluted Equity Interests of the Company (after taking into account dilution from the Mecca Options but excluding dilution from the Management
Pool).

      4.6   Solvency. The Company and OpBiz, taken as a whole, are Solvent.

      4.7 Regulations U and X. Neither the Company nor any of its Subsidiaries owns any "margin stock" as such term is defined in Regulation U, as amended, of the Board of Governors. None of the Note Proceeds will be used, directly or indirectly, (i) for the purpose of purchasing or carrying any margin stock or
(ii) for the purpose of reducing or retiring any Debt which was originally incurred to purchase or carry margin stock or (iii) for any other purpose which would cause any of the Noteholder Obligations under this Agreement to be a "purpose credit" within the meaning of Regulation U or X of the Board of Governors. Neither the Company nor its Subsidiaries has taken any action which would cause this Agreement or any of the Securities Purchase Documents to violate any regulation of the Board of Governors or to violate the Exchange Act or any state securities laws.

      4.8 Broker's Fees. The Company and its Subsidiaries have not made any commitment or taken any action which will result in a valid claim for any brokers, finders or similar fees or commitments in respect to the transactions described in this Agreement or the other Securities Purchase Documents, other than the Placement Fee. The Company agrees to defend the Noteholders and save them harmless from all claims of any Person acting on behalf of the Company for any such fees, and this indemnity shall include reasonable attorneys' fees and legal expenses.

      4.9 Disclosure. To the Knowledge of the Company, neither this Agreement nor any document or written statement (other than the Pro Forma Financial Projections) furnished to the Purchasers and prepared by or on behalf of the Company or any Subsidiary hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in any manner that is reasonably likely to have a Material Adverse Effect.

      4.10 Investment Company and Public Utility Holding Company Status. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

      4.11 Projections. The Company has heretofore furnished to the Purchasers annual projected income statements of the Company and its Subsidiaries. The projections are based upon assumptions that were, at the time made and at the time such projections were furnished to the Purchasers, believed by the Company to have been reasonable in light of the conditions which existed at the time the projections were made and delivered to the Purchasers. As of the date made and furnished to the Purchasers, the projections represented the Company's good faith estimate of the projected results of operations of the Company and its Subsidiaries, provided that no representation is made that the projections will prove to be correct.

      4.12  Absence of Financing Statements, etc. Except as disclosed on Section
4.12 of the Disclosure Schedule and with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, assets or Property of the Company or OpBiz.

      4.13 Securities Act. Except as disclosed in writing by the Company to the Purchasers, neither the Company nor any Person acting on its behalf has to the Knowledge of the Company (a) offered to sell the Securities or similar securities to any other Person, or solicited written offers with respect thereto from any other Person, so as to bring the issuance and sale of the Securities to the Purchaser under the registration provisions of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Article V, the issuance of the Securities to the Purchasers pursuant to this Agreement is not required to be registered under the Securities Act or applicable state securities law.

      4.14 Registration Rights. Other than pursuant to the terms of the Investor Rights Agreement, no Person has specific contractual rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

      4.15 Material Agreements. Except for the Transaction Documents or as set forth on Section 4.15 of the Disclosure Schedule attached hereto, neither the Company nor OpBiz is a party to or otherwise bound or affected by any oral or written:

                  (a) agreement, contract or commitment with any present or former shareholder, director or officer;

                  (b)   Material Operating Agreement;

                  (c) agreement, contract or commitment for the purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving in any one case $100,000 or more, other than purchase orders issued to vendors in the ordinary course of business;

                  (d) agreement, contract or commitment to sell or supply products or to perform services, involving in any one case $100,000 or more, other than purchase orders received from customers in the ordinary course of business; and

                  (e) material agreement, contract or commitment expressly restraining it from engaging or competing in any lines of business with any Person, nor is any officer or employee of the Company subject to any such agreement except where such limitation runs to the benefit of the Company.

      4.16 No Prior Activities. Each of BH/RE, EquityCo and the Company was formed solely for the purpose of carrying out the transactions contemplated by the Transaction Documents. Except for obligations or liabilities (i) incurred in connection with its formation, (ii) contained in or expressly permitted by the Securities Purchase Documents, (iii) related to reporting obligations under the Exchange Act (including the rules and regulations of the SEC) and other Applicable Law, or (iv) incurred by the Company in connection with the Time Share Plan or the acquisition and development of the Time Share Premises, none of BH/RE, EquityCo or the Company has incurred or plans to incur, directly or indirectly, any material obligations or liabilities or has engaged or plans to engage in any material business activities of any type or kind whatsoever or has entered or plans to enter into any material agreements or arrangements with any Person.

      4.17 Tax Classification. The Company has timely and properly filed with the United States Internal Revenue Service an election, effective as of June 30, 2004, to be classified as an association taxable as a corporation for federal tax purposes. Each of BH/RE and EquityCo is a partnership for federal tax purposes.

      4.18 Taxable Year. The taxable year of the Company for federal income tax purposes will not end during the period beginning on the Funding Date and ending on November 30, 2004.

          ARTICLE V - REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE
                                   PURCHASERS

      Each Purchaser severally represents and warrants to the Company as follows:

      5.1 Authorization; Enforceability. Such Purchaser has the requisite power and authority to execute, deliver and perform its obligations under this Agreement, each of the Notes Documents to which it is or will be a party and the Investor Rights Agreement. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, and each of the Notes Documents to which it is or will be a party and the Investor Rights Agreement, when executed, will be duly authorized, executed and delivered by such Purchaser and will constitute a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with their respective terms.

      5.2   Investment Representations.

                  (a) Such Purchaser will acquire the Securities for investment for its own account and not as a nominee or agent and not with a view to the public resale or distribution thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act.

                  (b) Such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify any information to which such Purchaser has had access.

                  (c) Such Purchaser understands that the purchase of the Securities involves substantial risk. Such Purchaser acknowledges that it is able to bear the economic risk of its investment in the Securities for an indefinite time period and has such knowledge and experience in financial or business matters that such Purchaser is capable of evaluating the merits and risks of an investment in the Securities.

                  (d) Such Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

                  (e) Such Purchaser understands that the Securities will be "restricted securities" under the Securities Act and Rule 144 promulgated by the Commission thereunder ("Rule 144"), that such Purchaser are acquiring the Securities from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder such Purchaser may resell such Securities without registration under the Securities Act only in certain limited circumstances. Such Purchaser is familiar with Rule 144 and Rule 144A promulgated by the SEC under the Securities Act, each as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Purchaser understands that, except as provided in the Investor Rights Agreement, the Company is and will not be under any obligation to register any of the Securities. Such Purchaser understands that no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.

                  (f) At no time was such Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer of the Securities.

      5.3   Legends.

                  (a) Such Purchaser understands that each certificate or other instrument representing the Securities will be endorsed with the following legend:

            "THIS [INSTRUMENT] [CERTIFICATE] HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED

            OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES, (2) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS AND (3) IN ACCORDANCE WITH APPLICABLE STATE GAMING LAWS AND REQUIREMENTS AND RESTRICTIONS IMPOSED BY THE NEVADA GAMING COMMISSION.

                  (b) Such Purchaser further understands that each certificate or other instrument evidencing the Warrants or the Warrant Interests will be endorsed with the following additional legend:

            "THE MEMBERSHIP INTERESTS ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE PROVISIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT, DATED AS OF AUGUST 9, 2004, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

            WHEN THE LIMITED LIABILITY COMPANY ISSUING THE OWNERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE HAS BEEN LICENSED BY OR REGISTERED WITH THE NEVADA GAMING COMMISSION, THE PURPORTED SALE, ASSIGNMENT, TRANSFER, PLEDGE, GRANTING OF ANY OPTION TO PURCHASE OR OTHER DISPOSITION OF SUCH INTEREST SHALL BE INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE COMMISSION. IF AT ANY TIME THE COMMISSION FINDS THAT A MEMBER IS UNSUITABLE TO HOLD SUCH INTEREST, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT SHALL BE SUBJECT TO REDEMPTION AND/OR REPURCHASE, PURSUANT TO THE TERMS SET FORTH HEREIN. BEGINNING ON THE DATE WHEN THE COMMISSION SERVES NOTICE OR A DETERMINATION OF UNSUITABILITY PURSUANT TO APPLICABLE LAW UPON THE COMPANY, IT SHALL BE UNLAWFUL FOR THE UNSUITABLE MEMBER (A) TO RECEIVE ANY DIVIDEND OR INTEREST OR ANY PAYMENT OR DISTRIBUTION OF ANY KIND, INCLUDING OF ANY SHARE OF THE DISTRIBUTION OF PROFITS OR CASH OR ANY OTHER PROPERTY, OR PAYMENTS UPON DISSOLUTION, FROM THE COMPANY, OTHER THAN A RETURN OF CAPITAL AS REQUIRED ABOVE; (B) TO EXERCISE DIRECTLY OR THROUGH ANY PROXY, TRUSTEE OR NOMINEE ANY VOTING RIGHT CONFERRED BY THE MEMBER'S INTEREST IN THE COMPANY; (C) TO

            PARTICIPATE IN THE MANAGEMENT OF THE COMPANY; OR (D) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY OR FROM ANY COMPANY HOLDING A GAMING LICENSE FOR SERVICES RENDERED OR OTHERWISE."

                  (c) Such Purchaser further understands that each certificate or other instrument representing a Note will be endorsed on its face with the following additional legend: "THIS DEBT INSTRUMENT WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (OID)."

The Company need not register a transfer of Securities and may also instruct its transfer agent not to register the transfer of such Securities, unless the conditions specified in the legends set forth in subsections (a) and (b) of this
Section 5.3 are satisfied.

      5.4 Delivery of Deed of Trust to Title Company. Upon written notice from the Company, the Collateral Agent will deliver the originally executed Deed of Trust to the Title Company (as such term is defined in the Acquisition Agreement), subject to receipt from the Title Company of a written acknowledgment and agreement that the Title Company has been instructed to receive and will record the Deed of Trust in connection with the closing of the transactions contemplated by the Acquisition Documents in accordance with the written instructions of Collateral Agent, which shall be in form and substance reasonably satisfactory to the Company.

                ARTICLE VI - AFFIRMATIVE COVENANTS OF THE COMPANY

      The Company covenants and agrees that, from and after the Closing Date (a) until all Noteholder Obligations (other than indemnities which are not then due and payable) are discharged in full that the Company and each of its Subsidiaries shall observe and abide by each of the covenants and agreements contained in this Article VI, and (b) with respect to the holders of Warrants and Warrant Interests, for so long as at least 20% of the Warrants and Warrant Interests originally issued pursuant to this Agreement (without duplication) remain outstanding (giving effect to any stock splits, stock combinations and the like, but excluding the effects of any adjustments to the number of Warrants made in connection with a merger or reorganization), to observe and abide by each of the covenants and agreements contained in Sections 6.3 (Books and Records), 6.4 (Financial and Other Information), 6.5 (Notices) and 6.7 (Existence, Good Standing and Legal Requirements):

      6.1 Punctual Payment. The Company will duly and punctually pay or cause to be paid the principal and interest on the Notes and the Company will duly and punctually pay or cause to be paid all other amounts provided for in this Agreement and the other Securities Purchase Documents to which it is a party, all in accordance with the terms of this Agreement and the other Securities Purchase Documents.

      6.2 Rule 144A Information. Upon the request of any Noteholder, the Company will provide any qualified institutional buyer designated by such Noteholder, such financial and other information as the Noteholder may reasonably determine to be necessary in order to permit compliance with the informational requirements of Rule 144A(d)(iv)(i) under the Securities Act

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

in connection with the resale of the Notes if, at the time of request, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. For purposes of this Section 6.2, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A(a)(i) under the Securities Act. The Noteholders agree that the Company will be deemed to have satisfied this covenant if the most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") by BH/RE, any successor to BH/RE, or any other Person (if, but only if, such report includes: (i) a very brief description of the nature of the Company's business and the products and services it offers, and (ii) a recent balance sheet and profit and loss and retained earnings statement (and similar financial statements for such part of the preceding two fiscal years as the Company has been in operation) into which the financial condition and results of operations of the Company are consolidated) is either publicly available through the SEC's EDGAR database or delivered to the prospective purchaser of the Notes.

      6.3 Books and Records. The Company will, and will cause its Subsidiaries to: (a) maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP; (b) reflect by means of appropriate entries in such accounts and in all financial statements proper liabilities and reserves for all Taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP; and (c) permit, upon reasonable prior notice to the Company and during normal business hours, agents and designated representatives of the Majority Holders to visit and inspect any of the properties or assets of the Company and any of its Subsidiaries and to examine the books of account of the Company and any of its Subsidiaries and discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with, and be advised as to the same by, the officers and independent accountants of the Company or such Subsidiary, all at such reasonable times and intervals and to such reasonable extent as the Majority Holders may request; provided that no information obtained pursuant to clause
            (c) may be shared with a Competitor.

      6.4 Financial and Other Information. The Company will furnish to each Noteholder (other than a Competitor) that, together with its Affiliates and related investment funds, holds $1,000,000 or more in principal amount of Notes one copy of each of the following:

                  (a) within 120 days after the end of each Fiscal Year, commencing with Fiscal Year 2004, (i) Consolidated balance sheets and Consolidated income statements showing the financial condition of the Company and its Subsidiaries as of the close of such Fiscal Year and the results of their operations during such year, and (ii) a Consolidated statement of members' equity and a Consolidated statement of cash flow, as of the close of such Fiscal Year, all the foregoing financial statements to be audited by a Big 4 or other independent certified public accountants reasonably acceptable to the Majority Holders, and to be in form and substance reasonably acceptable to the Noteholders;

                  (b) within 30 days after the end of each fiscal month unaudited Consolidated income statements of the Company and its Subsidiaries and within 60 days after the end of each Fiscal Quarter unaudited Consolidated and consolidating balance sheets and

Consolidated and consolidating income statements showing the financial condition and results of operations of the Company and its Subsidiaries as of the end of each such quarter, a Consolidated and consolidating statement of members' equity and a Consolidated and consolidating statement of cash flow as of the end of each such quarter, prepared and certified by an Approved Officer of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries and as having been prepared in accordance with GAAP consistently applied, setting forth in the case of each Consolidated statement in comparative form the corresponding figures for the corresponding quarter of the preceding year and corresponding figures for the period beginning with the first day of the current Fiscal Year and ending on the last day of the relevant Fiscal Quarter and the corresponding period for the previous Fiscal Year, in each case subject to footnotes and normal year-end audit adjustments;

                  (c) (i) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by the Company or any Subsidiary with the SEC pursuant to the requirements of the Securities Act or the Exchange Act; (ii) as soon as practicable, copies of all material reports, forms, filings and financial information submitted by the Company or any Subsidiary to any other Governmental Authority and all material reports submitted to its interest holders; (iii) within 5 Business Days after receipt by the Company or any Subsidiary thereof, copies of any exception reports prepared by any Gaming Authority and (iv) within 5 Business Days of filing by the Company or any Subsidiary with any Gaming Authority, copies of any and all reports of borrowings on form 8.130 or its equivalent;

                  (d) concurrently with any delivery under (a) or (b) (solely in the case of quarterly deliveries) above, a certificate of the firm or Person referred to therein (which certificate furnished by the independent public accountants referred to in paragraph (a) above may be limited to accounting matters and disclaim responsibility for legal interpretations and shall be in a form to be reasonably agreed upon by the Company, such independent public accountants and the Majority Holders) certifying that during their audit or preparation, as applicable, of such financial statements nothing has come to its, his or her attention that would result in an Event of Default (including recognizing (in the case of an audit performed by a Big 4 or other independent certified public accountants reasonably acceptable to the Majority Holders), provided, however, that the scope and purpose of their audit was not to determine compliance with the terms of the Notes Documents or whether an Event of Default has otherwise occurred); provided, however, that any certificate delivered concurrently with (a) above shall be accompanied by a supplemental certificate confirming the accuracy of the accountants' certificate and signed by an the Chief Executive Officer or the Chief Financial Officer of the Company or another Person duly authorized by the Company. The parties hereto agree that in the case of any delivery under (b) above, a certificate from the Chief Financial Officer or Chief Executive Officer of the Company shall satisfy the requirements of this paragraph (d) in connection with whether an Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                  (e) concurrently with any delivery under (a) or (b) (solely in the case of quarterly deliveries) above, a management discussion and analysis certified by the Company describing any differences between the reported financial results under the financial statements delivered thereunder from the budget required by Section 6.4(h), which shall include, among any other information or explanation reasonably requested by the Majority Holders (i) the calculation of EBITDA for the Fiscal Quarter last ended and (ii) a list of any Capital Expenditures (including Renovation Capital Expenditures and Maintenance Capital Expenditures) made during such Fiscal Quarter and shall set forth in connection with any such Capital Expenditures made during such Fiscal Quarter, the amount and nature of any such expenditure with attached copies of any contracts entered into, invoices received and evidence of payment made with respect to any such expenditure together with mechanic's liens releases in connection with any payments made by the Company or any Subsidiary;

                  (f) concurrently with any delivery under (a) above, a management letter prepared by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of the Company and its Subsidiaries;

                  (g) any gaming reports generated by the Company or any of its Subsidiaries;

                  (h) as soon as available, but in any event not later than December 31 of each Fiscal Year, OpBiz's annual internal operating budget (which shall list with reasonable specificity OpBiz's good faith estimate of planned Renovation Capital Expenditures through the third Anniversary Date, Maintenance Capital Expenditures, and other Capital Expenditures) for the next Fiscal Year, and as soon as prepared and available any amendments thereof prepared in the ordinary course;

                  (i) as soon as available, but in any event not later than December 31 of each Fiscal Year, a Consolidated and consolidating plan and financial forecast for the next Fiscal Year and each subsequent Fiscal Year through the Maturity Date of the Notes, including (i) forecasted Consolidated and consolidating balance sheets and forecasted Consolidated and consolidating statements of income and cash flows of the Company and its Subsidiaries for such Fiscal Years, together with an explanation of the assumptions on which such forecasts are based and (ii) such other information and projections for such Fiscal Years as the Majority Holders may reasonably request;

                  (j) as soon as available, but in any event not later than 30 calendar days following the end of each fiscal month, a monthly operating report for the month then ended which shall include items used by the Company and its Subsidiaries in measuring their operating and financial performance in the ordinary course which shall include, without limitation, the average daily room rate, food and beverage revenue per room, gaming revenue and the other items set forth on Exhibit S or as may otherwise be prepared by the Company in the ordinary course of its management and financial reporting so long as any such items are acceptable to the Majority Holders, together with such other information reasonably requested by the Majority Holders;

                  (k) promptly upon receipt thereof, copies of all material notices, reports, budgets, forecasts, proposals, studies, financial statements and other information provided by any Manager, any casino operator or any Leasing Manager;

                  (l) at the request of the Majority Holders, a copy of each annual report or other filing filed with respect to each Plan of the Company or any ERISA Affiliate;

                  (m) a monthly report on the progress of the renovations in form and substance reasonably satisfactory to the Majority Holders, which in any event shall include a narrative description of the progress to date, a comparison between expenses incurred to date and budgeted expenses, a timeline illustrating the remaining steps to be taken to completion, and projected expenses to be incurred to completion; and

                  (n) such additional information as any Noteholder that, together with its Affiliates and related investment funds, holds $1,000,000 or more in principal amount of Notes, may from time to time reasonably request regarding the financial and business affairs, operations or prospects of the Company and its Subsidiaries.

      6.5 Notices. In addition to any other notices required hereunder, the Company shall notify, in writing, any Noteholder that together with its Affiliates and related investments funds holds $1,000,000 or more in principal amount of Notes of the following matters at the following times (except that in the case of clause (a), the Company shall notify all Noteholders regardless of the amount of Notes then held):

                  (a) Immediately after becoming aware of the existence of any Event of Default or any "event of default" under the Senior Credit Documents;

                  (b) Immediately after becoming aware that (i) any Manager has terminated a Management Agreement or otherwise ceased acting as Manager, or
(ii) any Leasing Manager has terminated a Leasing Services Agreement, or has otherwise ceased managing such portions of the Premises or (iii) the Planet Hollywood License Agreement has been terminated;

                  (c) Promptly after receiving notice (but in no event later than five days after the earlier of (i) receiving such notice or (ii) the occurrence of any such change) of a change in the composition of the members or other equity holders of the Investor Group;

                  (d) Promptly after receiving notice (but in no event later than five days after the earlier of (i) receiving such notice or (ii) the occurrence of any such change) of any change in the composition of the board of directors or other governing body that manages the operations of the Company or OpBiz;

                  (e)   Within five Business Days after becoming aware of:

                        (i) any material adverse change in the Property, business, operations, or condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole (including, without limitation any Casualty Event);

                        (ii) any pending or threatened action, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, which is reasonably likely to have a Material Adverse Effect;

                        (iii) any pending or threatened strike, work stoppage,
            material unfair labor practice claim, or other material labor dispute which is reasonably likely to have a Material Adverse Effect;

                        (iv) any violation of any law, statute, regulation, or ordinance of a Governmental Authority applicable to the Company or any Subsidiary, which is reasonably likely to have a Material Adverse Effect; and

                        (v) the fact that the Company or any Subsidiary has materially violated any Environmental Laws or that its compliance is being investigated in respect of an alleged material failure to comply with any Environmental Law.

                  (f) Not less than thirty (30) days prior to the Company or OpBiz changing its name or the location of its chief executive office or its jurisdiction of organization or formation;

                  (g) Within five (5) days of the Company's or OpBiz's receipt or giving of same, a copy of any written notice under, pursuant to or in connection with any Lease or Material Operating Agreement, (i) alleging a default by the Company, OpBiz or Lessee or any other Persons thereunder, (ii) setting forth a claim against the Company or OpBiz or any Manager in an amount greater than $1,500,000 or (iii) exercising a renewal, extension, expansion or termination option thereunder;

                  (h) Promptly upon receipt of same by the Company or any of its Subsidiaries, a copy of any written notice or other written instrument which might materially adversely affect the Premises, the Liens securing the Noteholder Obligations or the Noteholders' rights and remedies under or with respect to any Notes Document, including any written notice from a Governmental Authority concerning any tax or special assessment, or any written notice of any change in or alleged violation of any zoning ordinance, Permitted Lien, fire ordinance, building code provision, or other Legal Requirement affecting the Premises;

                  (i) Not more than thirty (30) days after the end of each quarter: Permitted Liens described in clauses (a)(ii), (e) and (i) of the definition thereof which are created during such quarter;

                  (j) Within 30 days after the end of each quarter, any sales and other Dispositions of Property permitted by Section 7.1, consummated during such quarterly period;

                  (k) Three Business Days prior to entering into any merger permitted under paragraph (b) of Section 7.1; and

                  (l) Promptly following the Closing, notice of any Initial Renovation Contracts entered into prior to the Closing Date, and thereafter within ten (10) Business Days of the end of each fiscal quarter, notice of OpBiz entering into any additional Initial Renovation Contracts.

      Each notice given under this Section 6.5 shall describe the subject matter thereof in reasonable detail and shall set forth the action that the Company has taken or proposes to take with respect thereto.

      6.6 Taxes and Other Obligations. The Company will, and will cause its Subsidiaries to: (a) file when due all tax returns and other reports which it is required to file, pay when due all Taxes against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Noteholders, upon request, reasonably satisfactory evidence of its timely compliance with the foregoing, except in each case where the failure to comply would not reasonably be expected to have a Material Adverse Effect;
(b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) duly and promptly comply with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each contract, mortgage, Lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound, except in each case where the failure to comply would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Company and its Subsidiaries shall not be required to pay any Tax or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued, provided it has established and maintains adequate reserves (in the good faith judgment of the management of such Person) with respect thereto in accordance with GAAP.

      6.7   Existence, Good Standing and Legal Requirements.

                  (a) The Company will, and will cause its Subsidiaries to, maintain its corporate or limited liability company, as applicable, existence and its qualification and good standing in Nevada and all other states necessary to conduct the Business and own its Property, and shall obtain and take all actions which may be required to preserve, renew and extend Permits (including, without limitation, any Permits or authorizations relating to the sale of alcohol), franchises and governmental authorizations necessary to conduct the Business and own its Property and to operate and maintain the Premises in accordance with the Notes Documents, the Management Agreement (if any), the Leasing Services Agreement (if any), and any other Material Operating Agreements, in each case except to the extent, other than with respect to corporate or limited liability company, as applicable, existence, that the failure to maintain the foregoing is not reasonably likely to have a Material Adverse Effect. The Company shall, and shall cause its Subsidiaries to, comply with all laws, rules, regulations and governmental orders (whether Federal, state or local) (including, without limitation, all Gaming

Laws) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all Applicable Laws, rules, regulations and governmental orders promulgated by any Gaming Authority and all those relating to public and employee health and safety and all Environmental
Laws) and with any and all other Applicable Laws, rules, regulations and governmental orders, except to the extent where such noncompliance is not reasonably likely to have a Material Adverse Effect.

                  (b) The Company and its Subsidiaries shall have the right, in good faith, to contest by appropriate legal proceedings, after notice to each Noteholder that, together with its Affiliates and related investment funds, holds $1,000,000 or more in principal amount of the Notes, but without cost or expense to the Noteholders, the validity of any Legal Requirement and to postpone the compliance therewith, provided that (i) such contest shall operate to prevent the enforcement thereof, (ii) such contest shall be promptly and diligently prosecuted by and at the expense of the Company or its Subsidiaries,
(iii) neither the Company, any of its Subsidiaries nor the Noteholders shall suffer or would be the subject of any civil or criminal liabilities, penalties or sanctions, (iv) the Company and its Subsidiaries shall comply with such contested Legal Requirement if at any time all or any part of the Premises shall be in danger of being foreclosed, sold, forfeited, or otherwise lost or materially impaired or if such contest shall be discontinued, (v) the Company shall agree to indemnify and hold harmless the Noteholders from and against any liability and claims arising out of the postponement of the compliance with such Legal Requirement, and (vi) the Company shall, prior to commencing any such proceedings, furnish proof reasonably satisfactory to the Majority Holders that it has established a reserve account in an amount not less than the amount of any penalties, including interest and additional charges which may be incurred as a result of such contest or has otherwise, to the reasonable satisfaction of the Majority Holders, provided for the payment of such amounts.

      6.8   Discharge of Liens.

                  (a) Removal by the Company. In the event that, notwithstanding the covenants contained in Section 7.8, a Lien which is not a Permitted Lien at any time encumbers any Collateral or any portion thereof, the Company, at its option, shall either (i) promptly discharge or cause to be discharged by payment to the lienor or Lien claimant or promptly secure removal by bonding or deposit with the county clerk or otherwise or (ii) subject to the provisions of the Intercreditor Agreement (Senior Debt), pledge cash collateral to the Collateral Agent, for the benefit of the Noteholders, in an amount equal to such Lien, within 30 days after the date of notice thereof; provided that, compliance with the provisions of this Section 6.8 shall not be deemed to constitute a waiver of the provisions of Section 6.8. The Company shall deliver to the Collateral Agent upon written request therefor all receipts or other reasonably satisfactory evidence of payment, bonding, deposit of Taxes, assessments, Liens or any other item which may cause any such Lien to be filed against any Collateral. The Company and each of its Subsidiaries shall fully preserve the Lien and the priority of each Security Document without cost or expense to the Collateral Agent or the Noteholders.

                  (b) Removal by the Collateral Agent. If the Company or any of its Subsidiaries fails to promptly discharge, remove or pledge cash collateral in respect of any such

Lien or mechanics' or materialmen's claim of Lien as described above, which is not being contested by the Company or any of its Subsidiaries in good faith by appropriate proceedings promptly instituted and diligently conducted, within 30 days after the receipt of notice thereof, then the Collateral Agent may, but shall not be required to, procure the release and discharge of such Lien, mechanics' or materialmen's claim of Lien and any judgment or decree thereon, and in furtherance thereof may, in its reasonable discretion, effect any settlement or compromise with the lienor or Lien claimant or post any bond or furnish any security or indemnity as the Agent, in its reasonable discretion, may elect. In settling, compromising or arranging for the discharge of any Liens under this subsection, the Collateral Agent shall not be required to establish or confirm the validity or amount of the Lien. The Company agrees that all reasonable costs and expenses expended or otherwise incurred pursuant to this
Section 6.8 (including reasonable attorneys' fees and disbursements) by the Collateral Agent shall be paid by the Company or its Subsidiaries in accordance with the terms hereof. All such advances or expenditures by the Collateral Agent shall payable as provided in Section 9.6.

      6.9 Security Agreement and Guaranties; Deliveries by Subsidiaries. The Company shall cause any Person that becomes a direct or indirect domestic Subsidiary (whether created, acquired or otherwise) after the Funding Date to deliver a Subsidiary Guaranty.

      6.10 Use of Additional Capital for Renovation Capital Expenditures. The Company shall cause OpBiz to spend no less than $100,000,000 of the Offering Proceeds on Renovation Capital Expenditures (including amounts to reconfigure the Theater). Without the approval of the Majority Holders, OpBiz may not enter into contracts for Renovation Capital Expenditure projects (including contracts to reconfigure the Theater) with an initial expected cost (i.e., excluding cost overruns and the costs of change orders, expediting charges, and the like) exceeding $88,000,000 (the "Initial Renovation Contracts"), plus the Freed-up Amount, plus contracts that can be paid for other than with the Offering Proceeds (for example, contracts paid for out of cash generated by the operation of the Premises or contracts funded with additional common equity contributions other than Required Equity Contributions).

      6.11  Ownership of Premises; Defense of Title.

                  (a) OpBiz shall at all times be the sole legal and beneficial owner of the Premises, subject only to (i) the Permitted Liens and
(ii) such other claims and interests as may be otherwise expressly allowed by the terms of the Notes Documents.

                  (b) The Company will, or will cause OpBiz to, take all reasonable actions necessary or proper to defend title to the Premises, subject to Permitted Liens. The Company will indemnify and hold harmless the Noteholders from and against any and all costs, expenses, loss, damage or liability including any and all cost, expense, loss, damage or liability which the Noteholders may suffer or incur by reason of the failure of the title to all or any part of the Premises, subject to Permitted Liens.

      6.12  Management of Premises.

                  (a) If OpBiz enters into a Management Agreement, the Hotel Premises shall at all times be managed under the terms and conditions of such Management Agreement. The Company shall cause any Management Agreement to remain in full force and effect at all times, and shall cause OpBiz to comply with any Management Agreement at all times, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect, or would result in a material default under such agreements. The Company shall cause the Hotel Premises to be at all times open for business as a hotel, the Retail Shops to be open for business as a retail shopping center and the Casino to be open for business as a casino, except to the extent necessary to undertake the Renovation Capital Expenditures with due diligence in accordance with the provisions of
Section 6.10 hereof. The Company shall cause OpBiz to cause the Premises to be at all times operated, managed and maintained, at all times and in the manner and accordance with the standards required pursuant to any Management Agreement (including all marketing, advertising, promotional and reservation programs), except where the failure to comply would not reasonably be expected to have a Material Adverse Effect, or would not result in a material default under such agreements (if any) but in no event below Comparable Standards. The Company shall not permit OpBiz to terminate or cancel any Management Agreement without the prior written consent of the Majority Holders, which consent shall not be unreasonably withheld or delayed. The Company shall not permit OpBiz to enter into any other management agreement for management of the Hotel Premises or the Casino which is not a "Management Agreement" as defined herein without the prior written consent of the Majority Holders, which consent shall not be unreasonably withheld or delayed. The Company shall not permit OpBiz to amend, modify or waive any material provision of any Management Agreement except upon notice and with the prior written consent of the Majority Holders, which consent shall not be unreasonably withheld or delayed. The Company shall not permit OpBiz to pledge, transfer, assign, mortgage or encumber its interest in any Management Agreement or any interest therein, or allow to be encumbered OpBiz's interest in any Management Agreement or any interest therein, except in each case, to the Senior Agent as provided in the Senior Credit Documents. Notwithstanding the above, the Company may replace any Manager with an Identified Hotel Manager without the prior written consent of the Noteholders.

                  (b) The Company shall not permit OpBiz to consent to any assignment by any Manager of its rights and obligations under any Management Agreement except to the Senior Agent as provided in the Senior Credit Documents without the prior written consent of the Majority Holders, which consent shall not be unreasonably withheld or delayed.

      6.13  Leases.

                  (a) Compliance with Leases. The Company shall cause OpBiz to use commercially reasonable efforts to observe, perform, and discharge in all material respects all material obligations, covenants, and warranties provided for under the terms of the Leases to be kept, observed, and performed by OpBiz.

                  (b) Enforcement of Leases. The Company shall use its commercially reasonable efforts to cause OpBiz to secure the performance of each and every obligation, term, covenant, condition, and agreement to be performed by any Lessee under the terms of the applicable Lease. The Company shall cause OpBiz to appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with, the Leases or the obligations, duties, or liabilities of OpBiz or any Lessee, if an Event of Default under this Agreement exists and is continuing, upon reasonable request by the Collateral Agent to do so.

                  (c) No Transfer of Interest in Leases. The Company shall not permit OpBiz to pledge, transfer, assign, mortgage, encumber, or allow to be encumbered any Leases or Rents, except to the Senior Agent as provided in the Senior Credit Documents.

      6.14 Maintenance, Operations, Repairs and Alterations. The Company will, and will cause its Subsidiaries to, maintain, preserve, protect and keep the Premises and any Property owned or leased by such Person in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that the Business may be properly conducted at all times. The Company shall at all times cause the Premises to be managed, operated and maintained as a luxury themed casino hotel in accordance with standards at least equivalent to the Comparable Standards. The theme of the Premises shall not be materially changed without the prior written consent of the Majority Holders other than to the extent disclosed to the Noteholders in writing prior to the Funding Date, provided that the Noteholders hereby consent to the re-theming of the Premises as a Planet Hollywood theme consistent with the Renovation Capital Expenditures described in
Exhibit I. The Theater shall be used to present events which are consistent with the Development/Entertainment Side Letter, or absent an agreement with Clear Channel or another Qualifying Entertainment Agreement, events that are consistent with the first class nature of the complex, and consistent with the Comparable Standards.

      6.15  Inspection by Noteholders.

                  (a) From time to time and upon reasonable prior notice to the Company (except in cases of Casualty Events or other similar emergencies in which case no notice need be given), as required by the Majority Holders, the Company shall, or shall cause OpBiz or any Manager to, permit the Noteholders (other than a Competitor and any Noteholder that together with its Affiliates and related investment funds holds less than $1,000,000 in principal amount of Notes) and their agents and representatives, to enter upon any of the Premises during normal business hours for the purpose of inspection thereof. Without limitation of the foregoing, the Company shall, or shall cause OpBiz or any Manager to, permit the Noteholders (other than certain Noteholders as provided above) to enter upon the Premises, at any reasonable times during business hours on reasonable notice, to inspect, examine or copy:

                        (i) All materials and shop drawings pertaining to the performance of the Renovation Capital Expenditures and any other Significant Repairs and Improvements;

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                        (ii)  Any contracts, bills of sale, statements, receipts
            or vouchers pertaining to the Renovation Capital Expenditures and any other Significant Repairs and Improvements;

                        (iii) All work done, labor performed or materials
            furnished in connection with the Renovation Capital Expenditures and any other Significant Repairs and Improvements; and

                        (iv) All books, contracts and records of the Company and its Subsidiaries pertaining to the Significant Repairs and Improvements.

                  (b) The Company shall cause OpBiz to keep in effect at all times any material contractual arrangements as may be required by Legal Requirements and all Permits.

      6.16 ERISA. The Company shall, and shall use its reasonable best efforts to cause each of its ERISA Affiliates to:

                  (a) Pay and discharge promptly any liability imposed upon it pursuant to the provisions of Title IV of ERISA; provided, however, that neither the Company nor any ERISA Affiliate shall be required to pay any such liability if (1) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (2) such Person shall have set aside on its books reserves which, in the opinion of the independent certified public accountants of such Person, are adequate with respect thereto.

                  (b) Deliver to the Noteholders promptly and in any event within five Business Days after (or within such other time period specified) (i) the occurrence of any Reportable Event, a copy of the materials that are filed with the PBGC, or the materials that would have been required to be filed if the 30-day notice requirement to the PBGC was not waived, (ii) the Company or any ERISA Affiliate or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice, (iii) within five Business Days, the receipt of notice by the Company or any ERISA Affiliate or an administrator of any Pension Plan from the PBGC of the PBGC's intention to terminate any Pension Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) within 30 days after, the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Pension Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500, (v) five Business Days after, the Company or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute grounds under the provisions of
Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition, (vi) the receipt by the Company or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, (vii) within five Business Days, the Company or any ERISA Affiliate knows or has reason to know of any event or condition which might cause any one of them to incur a liability under Section 4062, 4063, 4064 or 4069 of ERISA or
Section 412(n) or 4971 of the Code, an explanation of such event or condition,
(viii) the Company or any ERISA Affiliate knows or has

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reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and (ix) the establishment of, or the incurrence of the obligation to contribute to, any Pension Plan or Multiemployer Plan by the Company or any ERISA Affiliate, and in each case described in clauses (i) through (iii) and (v) through (ix) together with a statement signed by the Approved Officer of the Company setting forth details as to such Reportable Event, notice, event or condition and the action which the Company or such ERISA Affiliate proposes to take with respect thereto.

      6.17  Material Operating Agreements.

                  (a) Compliance. The Company shall, and shall cause its Subsidiaries to, observe, perform, and discharge in all material respects all material obligations, covenants, and warranties provided for under the terms of the Material Operating Agreements to be kept, observed, and performed by the Company and its Subsidiaries.

                  (b) Delivery of Copies of Material Operating Agreements, Etc. Within ten (10) days after execution of any Material Operating Agreement or any amendment, modification, restatement, extension, renewal or supplement of any Material Operating Agreement or termination of any Material Operating Agreement, the Company shall deliver to each Noteholder that, together with its Affiliates and related investment funds, holds $1,000,000 or more in principal amount of the Notes, a complete copy of such Material Operating Agreement, amendments, modifications, restatements, extensions, renewals or supplements.

                  (c) No Transfer of Interest in Material Operating Agreement. The Company shall not, and shall not permit any of its Subsidiaries to, pledge, transfer, assign any Material Operating Agreement except to the Senior Agent as provided in the Senior Credit Documents.

      6.18 Reserve Fund for Renovations. The Company shall contribute to OpBiz and cause OpBiz to establish a reserve fund of $12 million from the Offering Proceeds (the "Follow-on Spending Basket"). Amounts in the Follow-on Spending Basket may be used by OpBiz to complete the Initial Renovation Contracts, including to pay any cost overruns and the costs of any change orders, expediting charges and the like. In addition, so long as (x) no Event of Default has occurred and is continuing, (y) the Project Goals have been met in their entirety, and (z) the Initial Renovation Contracts achieve 90% completion on budget, as certified by OpBiz's chief executive officer or chief financial officer to the reasonable satisfaction of the Majority Holders (provided, however, if any such project is over budget (the aggregate amount of such overage for all projects, collectively the "Overage") such certificate shall certify the amount of the Overage and if, and only if, adequate reserves, in the reasonable determination of the Majority Holders, shall have been made for such Overage or such Overage shall have been reserved from or paid out of funds in the Follow-on Spending Basket, such project will be deemed to be on-budget solely for the purposes of determinations made with respect to the Follow-on Spending Basket) then an amount (the "Freed-up Amount") of the Follow-on Spending Basket may be contributed by the Company to OpBiz and used by OpBiz (but, in the case of any funds to be used for any purpose other than reserving or paying for any Overage,

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only if each of the conditions in clauses (x), (y) and (z) above are met), which amount shall equal (A) the amount of the Follow-on Spending Basket, minus (B) the amount of the Overage paid or reserved from the Follow-on Spending Basket times (C) a percentage equal to (i) the total cost of Initial Renovation Contracts that have become 90% complete and on budget, divided by (ii) the total initial cost of all Initial Renovation Contracts, which initially will be $88,000,000.

      6.19 Escrowed Funds to Reconfigure Theater. At Closing, the Company shall contribute to OpBiz and cause OpBiz to deposit $8,000,000 of the Note Proceeds into an escrow account (the "Theater Escrow Account") to be used by OpBiz to reconfigure the Theater in the event that OpBiz does not enter into an entertainment agreement with a producer to reconfigure the Theater on terms and conditions substantially similar to those contained in the Development/Entertainment Side Letter (a "Qualifying Entertainment Agreement"), provided that any such funds that are unspent following completion of the reconfiguration of the Theater will be released to OpBiz. If OpBiz enters into a Qualifying Entertainment Agreement, then the $8,000,000 shall be released to OpBiz. All funds in the Theater Escrow Account, or released to OpBiz from the Theater Escrow Account shall be used for Renovation Capital Expenditures or otherwise in accordance with the Senior Credit Agreement.

      6.20 Changes to Senior Credit Agreement and Senior Lenders. The Company shall deliver a certified copy of the Senior Credit Agreement (and all amendments, waivers, consents and other alterations thereof) to the Noteholders no later than 3 Business Days prior to the execution thereof. The Company shall also promptly advise the Noteholders as to the name and notice information for any assignee of all or a portion of the Senior Debt of which it has Knowledge.

      6.21 Debt Service Distributions. The Company shall, to the extent there is no event of default existing under the Senior Credit Agreement and subject to the terms of the Intercreditor Agreement (Senior Debt) and OpBiz's compliance with the provisions of Section 8.2(d) of the Senior Credit Agreement, cause OpBiz to make a quarterly cash Distribution of $1,500,000 to pay interest on the Notes provided that: (i) at the time thereof and immediately after giving effect thereto no Event or Event of Default (each as defined in the Senior Credit Agreement) shall have occurred and be continuing, and (ii) the Leverage Ratio is less than 5.00:1.00, or such lower ratio as in effect pursuant to a written amendment, modification, waiver or consent to the Senior Credit Agreement.

      6.22 Delivery of Business Plan. No later than December 31, 2004, the Company shall deliver to each Noteholder (other than a Competitor) that, together with its Affiliates and related investment funds, holds $1,000,000 or more in principal amount of the Notes, a business plan for OpBiz that contains monthly financial projections for the twelve months ending December 31, 2005 and annual financial projections thereafter through December 31, 2010 ("Pro Forma Financial Projections").

      6.23  Development Agreement for Time Share Premises.

                  (a) The Company shall cause any agreement entered into by the Company or any of its Subsidiaries for the development of a time share project or another

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development such as a hotel or condominium or condo-hotel in accordance with the terms of the Development/Entertainment Side Letter (the "Development Agreement") to include the following terms: (i) the Company shall have a contractual right to receive 50% of all fees paid to or received by or on behalf of the Company or any of its Subsidiaries, collectively, or to which the Company or any of its Subsidiaries collectively, are entitled to receive from, one or more time share operators or developers (collectively, the "Developers") in respect of net timeshare sales (net of cancellations and defaults) from any time share project, or any similar fees in connection with another development such as a hotel or condominium or condo-hotel by any such Developer on the Time Share Premises (the "Marketing Fees"), and (ii) subject to the last sentence of this Section
6.23(a), the Developer shall agree to deposit, when due, the Marketing Fees payable to the Company directly into a securities account of the Company that is subject to a first-priority, valid and enforceable Lien of the Collateral Agent pursuant to the Security Agreement and a Collateral Account Agreement (as defined in the Security Agreement), which shall be reasonably satisfactory to the Collateral Agent (the "Development Agreement Conditions"). The Company shall provide the Majority Holders with a reasonable opportunity to review and comment on the Development Agreement prior to its execution; it being understood that the Company shall have no obligation to accept any comments provided by the Majority Holders. For the avoidance of doubt, the Company and the Noteholders acknowledge that (x) nothing in this Section 6.23(a) entitles any Time Share Entity to receive more than 50% of the aggregate marketing or similar fees payable to the Company, OpBiz and any Time Share Entity in respect of any development on the Time Share Premises and (y) OpBiz shall be entitled to receive 50% of such aggregate marketing or similar fees.

                  (b) If, on or before December 31, 2004, (i) OpBiz has not entered into a Qualifying Entertainment Agreement or (ii) neither the Company nor OpBiz has entered into a Development Agreement that satisfies the Development Agreement Conditions, each holder of Warrants shall, as of January 1, 2005, receive an adjustment or increase in the number of Warrant Interests issuable to such holder upon the exercise or conversion of its Warrants as provided in Section 2.2(f)(iii) of the Warrants; provided that notwithstanding the foregoing, if (x) OpBiz has entered into a Qualifying Entertainment Agreement on or before December 31, 2004, and (y) prior to entering into a Development Agreement that does not satisfy the Development Agreement Conditions, OpBiz and/or the Company and the Collateral Agent have agreed, after good faith negotiations, on an alternative set of conditions regarding the matters that are the subject of Section 6.23(a), and entered into mutually satisfactory amendments to the Security Agreement to give effect thereto, the conditions of this Section 6.23(b) shall be deemed to have been satisfied, and no adjustments or increases in the number of Warrant Interests issuable to any such holder upon exercise or conversion of Warrants as provided in Section 2.2(f)(iii) will be made.

      6.24 Further Assurances. From and after the date of this Agreement, upon the request of the Noteholders, the Note Parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to carry out the intent and purposes of the Notes Documents.

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             ARTICLE VII - CERTAIN NEGATIVE COVENANTS OF THE COMPANY

      The Company covenants and agrees that, from and after the Closing Date (a) until all Noteholder Obligations (other than indemnities which are not then due and payable) are discharged in full that the Company shall not and shall not permit any of its Subsidiaries to directly or indirectly violate any of the covenants and agreements contained in this Article VII , and (b) with respect to the holders of Warrants, for so long as at least 20% of the Warrants and Warrant Interests originally issued pursuant to this Agreement (without duplication) remain outstanding (giving effect to any stock splits, stock combinations and the like, but excluding the effects of any adjustments to the number of Warrants made in connection with a merger or reorganization), to observe and abide by the covenants contained in Section 7.6 (Transactions with Affiliates) and 7.7 (Business Conducted) and 7.16 (Tax Classification).

      7.1 Mergers, Consolidations, Sales or other Disposition; Disposition of Time Share Premises. Enter into any transaction of merger, reorganization, or consolidation, or effect any Asset Transfer; or wind up, liquidate or dissolve, or agree to do any of the foregoing, except:

                  (a) any Disposition of the Time Share Premises (1) to a developer in accordance with (A) the terms of the Development/Entertainment Side Letter and (B) Section 6.23, (2) to any Person (other than to an Affiliate), for consideration including at least $14,000,000 in cash, (3) following a redemption of Notes provided in Section 2.6.6, or (4) by the Company to any Time Share Entity;

                  (b) a merger of any Subsidiary into the Company or any Subsidiary provided that no amendments are made to the Organizational Documents of any entity surviving or resulting from such merger;

                  (c) a sale or other Disposition with or without consideration, of Property determined to be obsolete or surplus or unnecessary to the business operations of the Company or its Subsidiaries in the discretion of management exercised pursuant to normal commercial standards, so long as the Fair Market Value of all such Property so disposed of in any Fiscal Year with consideration does not exceed $1,000,000 in the aggregate, provided such Property is promptly replaced with Property of equal or greater value;

                  (d)   liquidations of Permitted Investments;

                  (e)   Dispositions of assets resulting from a Casualty Event;

                  (f) sales, conveyances, or other Dispositions of inventory in the ordinary course of business;

                  (g) any Subsidiary of the Company may sell, lease or otherwise Dispose of assets to the Company or any wholly-owned Subsidiary of the Company, provided that such Asset Transfer would not reasonably be expected to have a Material Adverse Effect;

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

                  (h) the Company and its Subsidiaries may Dispose of any assets having a Fair Market Value not in excess of $1,000,000, provided that (i) the aggregate sale proceeds of all assets subject to Dispositions pursuant to this clause (h) shall not exceed $5,000,000 in any Fiscal Year, (ii) each such Disposition is for Fair Market Value, (iii) at least 90% of the consideration received in respect thereof is cash and (iv) the Net Cash Proceeds of such disposition are applied or reinvested in accordance with the applicable provisions of the Senior Credit Agreement;

                  (i) the Company and its Subsidiaries may remove or otherwise Dispose of Property in connection with the making of Renovation Capital Expenditures so long as the Net Cash Proceeds from any such Disposition are applied or reinvested in accordance with the applicable provisions of the Senior Credit Agreement;

                  (j)   transfers of cash to Aladdin Gaming if required under
Section 2.10(d) of the Acquisition Agreement;

                  (k) other sales, transfers or other Dispositions of assets not to exceed $500,000 in the aggregate in any Fiscal Year;

                  (l) a Change of Control transaction in which the Company complies with the terms of Section 2.6.4; or

                  (m)   a Qualified Public Offering.

      7.2 Distributions. Directly or indirectly declare or make, or incur any liability to make, any Distribution, other than:

                  (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests;

                  (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;

                  (c) so long as at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, subject to the provisions of the Intercreditor Agreement (Senior
Debt) and OpBiz's compliance with the provisions of Section 8.2(d) of the Senior Credit Agreement, OpBiz and the Company may make a Distribution in cash for Operating Expenses; provided, that at the request of the Noteholders the Company will provide the Noteholders with any documentation supporting its calculation of any Distribution proposed to be made pursuant to this paragraph (c) for the Noteholders' review and approval (which approval shall not be unreasonably withheld or delayed) no later than five (5) Business Days prior to the estimated date of such Distribution;

                  (d) so long as at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, and subject to the Gaming

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

Laws and any requirements or restrictions of the Gaming Authority, the Company may make a Distribution of Unrestricted Cash;

                  (e) to issue and repurchase the Warrants, the Warrant Interests and any Put Notes pursuant to the terms thereof;

                  (f)   OpBiz may make the Distributions contemplated by Section
6.21 (subject to the conditions set forth therein) and in Section 8.2 of the Senior Credit Agreement;

                  (g) Any Subsidiary of the Company (other than OpBiz or any Subsidiary of OpBiz) may make Distributions of Marketing Fees to the Company; and

                  (h) to the extent there is no event of default existing under the Senior Credit Agreement and subject to the terms of the Intercreditor Agreement (Senior Debt) and OpBiz's compliance with the provisions of Section 8.2(d) of the Senior Credit Agreement, the Company may receive Distributions from the proceeds of a Qualified Public Offering of OpBiz so long as such Distributions are used to (i) pay fees and expenses related to such Qualified Public Offering or (ii) for any other purpose not prohibited by the terms of this Agreement.

      7.3   Guaranties. Make, issue, or become liable on any Guaranty, except
(a) endorsements of instruments for deposit or collection in the ordinary course of business, (b) Guaranties existing on the Closing Date as set forth on Section
7.3 of the Disclosure Schedule, (c) customary indemnities in the ordinary course of business, and (d) Guaranties of Debt permitted by Section 7.4.

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      7.4   Debt. Create, incur, assume, maintain or otherwise become liable or be liable in respect of any Debt, other than: (a) the Noteholder Obligations and the obligations in respect of the Securities Purchase Documents; (b) Debt of any Subsidiary of the Company incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Leases and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof; provided, that the aggregate amount of Debt permitted by this clause (b) shall not exceed $7,000,000; and, provided, further that such Debt is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement; (c) Capital Leases or other Debt incurred in connection with the financing (including any modification, refinancing or replacement thereof that does not, when taken as a whole, have an adverse effect on the Purchasers) of the utility plant owned and operated by Northwind and located on the Energy Premises, (d) Senior Debt permitted by the Intercreditor Agreement (Senior Debt), (e) Debt listed on Section 7.4 of the Disclosure Schedule of Aladdin Gaming assumed by OpBiz pursuant to the Acquisition Agreement) and any renewals, extensions or refinancing thereof that do not increase the aggregate outstanding principal amount thereof, plus accrued and unpaid interest on the Debt refinanced, (f) the Guaranties permitted by
Section 7.3; (g) Debt of any Person that becomes a Subsidiary after the date hereof, in accordance with the terms hereof, provided that such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and provided, further, that neither the Company nor OpBiz becomes liable for any such Debt; (h) Debt of any Subsidiary of the Company as an account party in respect of trade letters of credit issued in the ordinary course of business; (i) [reserved]; (j) Debt of the Subsidiaries of the Company in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade letters of credit, in each case provided in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Debt and to the extent that the amount of refinancing Debt is not greater than the amount of Debt being refinanced; (k) Hedge Obligations (provided, however, that the notional principal amount of any such Hedge Obligations does not exceed the principal amount of indebtedness to which such Hedge Obligation relates); (l) Debt incurred in connection with letters of credit in the aggregate stated face amount of up to $90,000,000 that are obtained for the benefit of OpBiz, the proceeds of draws under which shall be applied for Renovation Capital Expenditure or as required by Sections 4.3(b) or
7.13 of the Senior Credit Agreement, provided that (i) any draw down of funds under such letters of credit shall be treated as an equity investment by the Company in OpBiz and (ii) the Company has posted cash collateral equal to the face amount of such letters of credit outstanding from time to time (or if such letters of credit are not fully cash collateralized, has a combination of unrestricted cash on deposit in the Company's bank accounts and cash collateral equal to the stated face amount of such letters of credit outstanding from time to time); and (m) other unsecured Debt of Subsidiaries of the Company not to exceed $500,000 in aggregate principal amount outstanding.

      7.5   Prepayment; Certain Matters Relating to the Senior Debt.

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

                  (a) Other than in accordance with their terms, voluntarily prepay, redeem, purchase or retire any Debt, other than the Senior Debt, the Noteholder Obligations and any Debt (including Capital Leases) related to the utility plant owned and operated by Northwind and located on the Energy Premises (or any refinancing or replacement thereof).

                  (b) Modify, amend or otherwise alter (or permit the modification, amendment, or alteration of) the terms and provisions of the Senior Debt or any Senior Credit Document other than in accordance with the provisions of the Intercreditor Agreement (Senior Debt).

                  (c) With respect to Senior Debt entitled to the benefit of the Intercreditor Agreement (Senior Debt) in excess of $530 million (as may be reduced by payment of principal thereon, other than with respect to payments as a result of permitted refinancings) (the "Additional Senior Debt"), use such proceeds of Additional Senior Debt to pay, refinance or redeem the Notes.

      7.6 Transactions with Affiliates. Except as set forth below or as otherwise permitted hereunder, sell, transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any Property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate except as permitted by Section 7.3 , except that:
(a) Distributions may be made to the extent provided in Section 7.2; (b) customary and reasonable fees, indemnities and reimbursements may be paid to officers and directors of the Company and its Subsidiaries; (c) the Company or any of its Subsidiaries may enter into employment, noncompetition or confidentiality agreements with their employees in the ordinary course of business; (d) management fees may be paid by OpBiz to any Manager, and license and/or franchise fees may be paid by OpBiz to Planet Hollywood pursuant to the License Agreement (subject to the terms of the Intercreditor Agreement (Planet Hollywood)); (e) loans or advances may be made to employees of the Company and its Subsidiaries to fund moving and travel expenses and the exercise price of options granted under employment agreements or stock option plans or agreements of the Company or its Subsidiaries, not to exceed $400,000 outstanding at any time; or (f) any transaction entered into by the Company in connection with the financing, development or operation of the Time Share Premises in accordance with the Time Share Plan or the sale or other transfer of the Time Share Premises by the Company (i) to any Time Share Entity or (ii) to any Affiliate pursuant to clause (3) of Section 7.1(a). Notwithstanding anything in the preceding sentence to the contrary, the Company and its Subsidiaries may engage in transactions with Affiliates in the normal course of business, in amounts and upon terms fully disclosed to the Purchasers on a quarterly basis which are no less favorable to the Company and its Subsidiaries than would be obtainable in a comparable arm's length transaction with a third party who is not an Affiliate.

      7.7 Business Conducted. Engage, directly or indirectly, in any line of business other than that directly related to the Premises or the Time Share Premises (which shall include the Time Share Plan) or reasonably incidental thereto. The Company shall not discontinue the operation of the Premises or any material portion thereof without the prior written consent of the Noteholders, which consent shall not be unreasonably withheld or delayed.

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

      7.8 Liens. Create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except (a) Permitted Liens on Property of the Company, as set forth in clauses (a), (i), (n), (o) or
(p) of the definition of "Permitted Liens" set forth in Section 1.1 herein, but only to the extent with respect to clause (p) that the Company owns the Time Share Premises, (b) Permitted Liens on the Property of the Subsidiaries and (c) Liens on unrestricted cash of the Company posted as collateral to secure the Company's obligations under any letter of credit issued or permitted by Section 7.4(l).

      7.9   Restricted Investments. Make any Restricted Investment.

      7.10 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist the Liens upon the Collateral contemplated by the Notes Documents to secure the Noteholder Obligations or, in the case of any Guarantor, its obligations under the Security Agreement, other than (a) this Agreement and the other Notes Documents, (b) the Senior Credit Agreement and the other Senior Credit Documents, and (c) any other agreements governing Permitted Liens, but only to the extent of the Property subject to such Permitted Liens.

      7.11 Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Distributions in respect of any Equity Interests of such Subsidiary held by, or pay any Debt owed to, the Company or any other Subsidiary or (b) make investments in the Company or any other Subsidiary, except in each case for such encumbrances or restrictions existing under or by reason of any restrictions existing under the Securities Purchase Documents or the Senior Credit Documents.

      7.12 Transaction Documents. The Company will not, and will not permit any of its Subsidiaries to, amend, supplement or otherwise modify the material terms of, or waive any of the material provisions of or any material rights under the Acquisition Agreement or the Planet Hollywood License Agreement or amend, supplement or otherwise modify any of the terms of, or waive any of the provisions of or any material rights under the Senior Credit Documents, except for (a) amendments of and waivers of provisions of or material rights under the Senior Credit Agreement and the Senior Credit Documents to the extent permitted under the Intercreditor Agreement (Senior Debt) and (b) amendments to the Acquisition Agreement to give effect to (i) the provisions of Sections III.1 and
III.5 of the Status Report of Aladdin Gaming filed with the Bankruptcy Court on June 20, 2003, (ii) the cancellation of the "Cash Flow Note" contemplated by the June 30, 2003 Settlement Agreement among OpBiz, Aladdin Gaming and various other parties thereto and (iii) certain other technical changes and corrections to the schedules and definitions in the Acquisition Agreement, which are in the aggregate, immaterial.

      7.13 Management Pool. The Company shall not increase the number of Equity Interests available for issuance pursuant to the Management Pool or issue, or authorize for issuance, Equity Interests from the Management Pool to Persons other than to employees and independent directors of the Company and its Subsidiaries who are not members, Affiliates or Associates of the Investor Group.

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      7.14  Organizational Documents. The Company shall not make, or permit
OpBiz to make, any amendment or modification (by merger or otherwise) to any term or provision of its Organizational Documents, other than (i) amendments and modifications made in connection with a Change of Control and a Qualified Public Offering that are not adverse to the Securityholders, (ii) immaterial amendments that are not adverse to the Securityholders, (iii) amendments to (or an amendment and restatement of) the operating agreement of OpBiz, in form and substance reasonably satisfactory to the Majority Holders (provided that the Majority Holders shall not object to any amendment to the operating agreement of OpBiz providing for the appointment of either Michael V. Mecca or a representative of the Senior Lenders to such board of managers), in order establish a board of managers (and related amendments to vest the power to manage the affairs of OpBiz in such board of managers), and (iv) as required by Gaming Laws.

      7.15 Limited Activities. Except for obligations or liabilities (i) incurred in connection with its formation, (ii) contained in or expressly permitted by the Securities Purchase Documents, (iii) related to reporting obligations under the Exchange Act (including the rules and regulations of the SEC) and other Applicable Law, or (iv) incurred by the Company in connection with the Time Share Plan, none of BH/RE, EquityCo or the Company will incur, directly or indirectly, any material obligations or liabilities or will engage in any material business activities of any type or kind whatsoever.

      7.16 Tax Classification. No action will be taken by any Person which would result in the Company not being classified as an association taxable as a corporation for federal tax purposes.

      7.17 Ownership of Subsidiaries. At all times prior to a Qualified Public Offering, the Company shall directly or indirectly own 100% of all membership interests and other Equity Interests of each of its Subsidiaries.

              ARTICLE VIII - EVENTS OF DEFAULT; ACCELERATION; ETC.

      8.1 Events of Default and Acceleration. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason on or after the Closing Date:

                  (a) (i) any failure to make any payment of principal on any of the Notes or (ii) any failure to make any payment of cash interest, fees or premium or other amount in respect of any of the Notes or any other Noteholder Obligations (other than an amount referred to in clause (i) above) when due and such failure shall continue for five or more days;

                  (b) any representation or warranty made by the Company or any other Note Party in this Agreement, any of the other Securities Purchase Documents, any financial statement, or any certificate furnished by or on behalf of the Company or any other Note Party to the Noteholders pursuant to this Agreement or the other Securities Purchase Documents shall prove to be untrue in any material respect as of the date when made or furnished or deemed to

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

have been made or furnished, and the Company shall have failed to cure any such breach within thirty (30) days of receipt of notice thereof from the Majority Holders;

                  (c) default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement (other than those which are the subject of clauses (a) and (b) above or otherwise specified in this Section 8.1), or in any of the Notes or the other Notes Documents and the Company shall fail to cure such default within a period of thirty (30) days following receipt of notice thereof from the Noteholders;

                  (d) any default by the Company or any Subsidiary in any payment of principal of or interest on any Debt for borrowed money in an aggregate amount in excess of $5,000,000 (other than the Noteholder Obligations or any Debt under the Senior Credit Documents (which is addressed in Section 8.1(m)) beyond any period of grace provided with respect thereto, or (unless the subject of a good faith dispute) in the performance of any other agreement, term or condition contained in any agreement under which any such Debt is created, if the effect of such default is to cause, or permit the holder or holders of such obligation to declare, such Debt to become due prior to its stated maturity, unless such default has been waived by the holder or the holders of such Debt or cured prior to acceleration of the Noteholder Obligations under Section 8.2;

                  (e) (i) the Company or any Subsidiary shall (x) be unable to pay its debts generally as they become due, (y) make an assignment for the benefit of its creditors, or (z) file a petition or application, or an answer, or otherwise commence a proceeding, under any Applicable Law or statute of the United States of America, any state thereof or any foreign country (other than under the Bankruptcy Code), seeking reorganization or arrangement or similar relief or otherwise to take advantage of any insolvency act, or for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its Property; (ii) there is commenced against the Company or any Subsidiary any proceeding for any of the relief described in clause (i)(z) above and such proceeding shall remain undismissed and unstayed for a 60 day period; (iii) the Company or any Subsidiary by any act in any such proceeding indicates its consent to or approval of or acquiescence in such relief; or (iv) the Company or any Subsidiary takes any action for the purpose of effecting any of the foregoing;

                  (f) (i) the Company or any Subsidiary shall commence a voluntary case concerning itself under the Bankruptcy Code; (ii) there is commenced against the Company or any Subsidiary an involuntary case under the Bankruptcy Code and such proceeding shall remain undismissed and unstayed for a 60 day period; or (iii) the Company or any Subsidiary by any act in any such proceeding indicates its consent to, approval of or acquiescence in such relief;

                  (g) (i) a court of competent jurisdiction shall enter (other than under the Bankruptcy Code) an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Company or any Subsidiary or of the whole or any substantial part of its Property, or (ii) under the provisions of any law for the relief or aid of debtors other than the Bankruptcy Code, a court of competent jurisdiction shall assume custody or control of the Company or any Subsidiary or of the whole or any substantial part of its Properties;

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

                  (h) the Company or any Subsidiary shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof, in each case, except as permitted by Section 7.1; or the Company or any Subsidiary shall have commenced against it any action or proceeding for dissolution, winding-up or liquidation, not otherwise permitted hereunder;

                  (i) any judgment in excess of $5,000,000 (in excess of insurance coverage) is rendered against the Company or any Subsidiary, or there is any attachment, injunction or execution against the Company or any Subsidiary Property for an amount in excess of $5,000,000, unless such judgment, attachment, injunction or execution is paid, stayed or dismissed within a period of thirty (30) days after the first date on which the judgment creditor is entitled to exercise its rights and remedies with respect to such judgment, attachment, injunction or execution;

                  (j) any loss, theft, damage or destruction of any item or items of Collateral occurs which: (i) causes a Material Adverse Effect; or (ii) is in excess of $5,000,000 and is not adequately covered by insurance;

                  (k) any Gaming License shall be modified, refused, suspended, revoked or canceled or allowed to lapse or if a notice of a material violation is issued under any Gaming License by the issuing agency or other Governmental Authority having jurisdiction, or any proceeding is commenced by any Governmental Authority for the purpose of modifying in any materially adverse respect, suspending, revoking or canceling any Gaming License in any materially adverse respect, or any Governmental Authority shall have appointed a conservator, supervisor or trustee to the Casino;

                  (l) this Agreement, any of the Security Documents or other Notes Documents shall for any reason cease to be, or shall be asserted by any Note Party not to be, a legal, valid and binding obligation of any Note Party, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Security Documents shall, for any reason other than as a result of any action or inaction by the Collateral Agent, any Noteholder or any representative thereof, cease to be, or be asserted by any Note Party not to be, a valid, first priority perfected security interest in any Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents);

                  (m) the occurrence and continuance of an "Event of Default" (as defined in the Senior Credit Agreement) under the Senior Credit Documents;

                  (n) the Planet Hollywood License Agreement shall be terminated for any reason or there shall be a default by any party to the Planet Hollywood License Agreement which is not cured within any applicable cure period thereunder; or

                  (o)   Senior Debt exceeds the Senior Debt Limit; or

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

                  (p) Following satisfaction of all of the Control Conditions (as such term is defined on the Investor Rights Agreement), the Irrevocable Proxy or the Power of Attorney delivered to the Collateral Agent pursuant to the Investor Rights Agreement on the Funding Date shall fail, for whatever reason, to provide the Collateral Agent with the rights, powers, remedies and benefits set forth therein;

then, and in any such event, Noteholders holding greater than 50%, voting together as a single class, in principal amount of the Notes may, by notice to the Company, declare the entire unpaid principal amount of the Notes, plus all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under Sections 8.1(e), (f) or (g), in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, and, in the case of Events of Default under subsections (a) or (b) above, subject to the provisions of the Intercreditor Agreement (Senior Debt), each Noteholder may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or in aid of the exercise of any power granted in this Agreement.

      8.2 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Noteholders shall have accelerated the maturity of the Notes, each Noteholder, subject to the provisions of the Intercreditor Agreement (Senior Debt), if owed any amount with respect to the Notes may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Notes Documents or any instrument pursuant to which the Noteholder Obligations to such Noteholder are evidenced, including as permitted by Applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Noteholder; provided, that the sole and exclusive remedy of the Noteholders in respect of a violation of the covenants contained in Section 6.10 or Section
6.23 of this Agreement shall be an adjustment to the number of Warrant Interests issuable pursuant to the Warrants pursuant to the applicable clause of Section 2.2(f) thereof. Except as set forth in the proviso to the immediately preceding sentence, no remedy herein conferred upon any Noteholder is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      8.3 Annulment of Certain Defaults by Senior Agent. The Senior Agent may, by written instrument filed with the Company, rescind and annul any default or violation of Section 8.1(m) of this Agreement, and its consequences, if the Senior Agent (and, if relevant, the Senior Lenders) has rescinded and annulled the relevant event of default in the Senior Credit Agreement, provided that such event of default under the Senior Credit Agreement does not also constitute an Event of Default under a section of this Agreement other than Section 8.1(m).

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

      8.4 Distribution of Proceeds. In the event that following the occurrence or during the continuance of any Default or Event of Default, any Noteholder receives any monies with respect to the amounts due hereunder, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Noteholders for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Noteholders in connection with the collection of such monies by the Noteholders, for the exercise, protection or enforcement by the Noteholders of all or any of the rights, remedies, powers and privileges of the Noteholders under this Agreement or any of the other Notes Documents pro rata based on the relative amount so incurred or sustained;

                  (b) Second, to all other Noteholder Obligations in such order or preference as the Noteholders may determine; provided, however, that Distributions shall be made among the Noteholders pro rata; and

                  (c) Third, the excess, if any, shall be returned to the Company or to such other Persons as are entitled thereto.

                           ARTICLE IX - MISCELLANEOUS

      9.1 No Waiver; Cumulative Remedies. No failure or delay on the part of any Noteholder, in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, except as provided in the proviso to the first sentence of Section 8.2.

      9.2 Amendments, Waivers and Consents. Any provision in this Agreement, the Notes or the other Notes Documents to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company shall, as long as any Notes are outstanding, obtain consent thereto in writing from the Majority Holders, and the Majority Holders shall, in any case, deliver copies of such consent in writing to all other holders of Notes; provided that the consent of each affected Noteholder shall be required to waive, extend, forgive or otherwise alter the principal amount or other terms of the Notes or to cancel, release or agree to discharge payment of any of the Noteholder Obligations, to reduce or to postpone the date fixed for the payment of the principal (including any required redemption) or interest payable on any Note to alter or amend any provisions relating to prepayments, mandatory purchase or redemption, to release Liens upon the Collateral or any Guarantor under any Guaranty, to alter the terms of subordination (including, without limitation, the Intercreditor Agreement (Senior Debt)), or to alter or amend the consent mechanism provided for under Section 9.22 or this Section 9.2. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Written notice of any waiver or consent effected under this subsection shall promptly be

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

delivered by the Company to any holders who did not execute the same. Any amendments or modifications made or purported to be made under this Section 9.2 shall be subject to the Intercreditor Agreement (Senior Debt).

      9.3 Gaming Provisions. The Company and the Securityholders agree that if the Company is licensed by the Gaming Authorities at any time during the term of this Agreement, they will comply with all applicable Gaming Laws. If the Company is so licensed, each Securityholder acknowledges and understands that (a) it will be subject to being called forward by the Gaming Authorities, in their discretion, for licensing, qualification or a finding of suitability as a lender to a gaming licensee, and (b) to the extent the prior approval of the Gaming Authorities is required pursuant to Applicable Law for the exercise, operation and effectiveness of any remedy hereunder or under any other Notes Document, the Warrant or the Investor Rights Agreement, or the taking of any action that may be taken by a Securityholder hereunder or under any other Notes Document, the Warrant or the Investor Rights Agreement, such remedy or action shall be subject to any required approval of the Gaming Authorities.

                  (a)   This Agreement is subject to the Gaming Laws.

                  (b) The Securityholders and the Collateral Agent agree to cooperate with the Gaming Authorities in connection with the administration of their regulatory jurisdiction over the Company and its Subsidiaries, including the provision of such documents or other information as may be requested by the Gaming Authorities relating to the Company or any of its Subsidiaries or to the Notes Documents, the Warrants or the Investor Rights Agreement.

                  (c) To the extent that the exercise of any of the rights, remedies and powers provided in this Agreement violates any applicable provision of the Gaming Laws, then beginning on the date when the Commission serves notice or a determination of unsuitability pursuant to Applicable Law upon the Company, it shall be unlawful for the unsuitable member (i) to receive any dividend or interest or any payment or distribution of any kind, including of any share of the distribution of profits or cash or any other property, or payments upon dissolution, from the Company, other than pursuant to Section 2.6.8, (ii) to exercise directly or through any proxy, trustee or nominee any voting right conferred by the member's interest in the Company, (iii) to participate in the management interest of the Company or (iv) to receive any remuneration (other than pursuant to Section 2.6.8) in any form from the Company or from any Company holding a Gaming License for services rendered or otherwise.

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

      9.4 Ability to Update Disclosure Schedule and Exhibits. Between the date of execution of this Agreement and the Closing Date, the Company shall have the right to (a) update the Disclosure Schedule with respect to Sections 4.15, 6.17,
7.4 and 7.8 of this Agreement and update Exhibits A, H, I, J and K to conform such exhibits to the corresponding exhibits in the Senior Credit Agreement. Any such updates made with respect to the Disclosure Schedule shall be given retroactive effect to the Funding Date in order to provide for such additional information to be disclosed in connection with the Acquisition.

      9.5 Addresses for Notices, Etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic facsimile transmission with a copy by mail, or delivered to the applicable party at the addresses indicated below:

            If to the Company:

                  MezzCo, L.L.C.
                  c/o OpBiz, L.L.C.
                  3667 Las Vegas Boulevard South
                  Las Vegas, Nevada 89109
                  Attention: Joshua Revitz c/o Debbie Faint
                  Facsimile No.: (702) 785-5080

            With copies to:

                  Jones Day
                  2727 North Harwood Street
                  Dallas, TX 75201-1515
                  Attention: Michael Weinberg, Esq.
                  Facsimile No.: (214) 969-5100

                  Bay Harbour Management, L.C.
                  885 Third Avenue, 34th Floor
                  New York, New York 10022
                  Attention: Joshua Revitz
                  Facsimile No.: (212) 371-7497

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

            If to the Noteholders:

                  At the address for notice specified on such Noteholder's signature page to this Agreement.

            With a copy to:

                  Goodwin Procter  LLP
                  Exchange Place
                  53 State Street
                  Boston, MA 02109
                  Attention: Steven M. Ellis, Esq.
                  Facsimile No.: (617) 523-1231

            If to any other holder of the Notes, at such holder's address for notice as set forth in the transfer records of the Company

            To the Senior Agent:

                  The Bank of New York
                  Asset Solutions Division
                  600 East Las Colinas Blvd.
                  Suite 1300
                  Irving, Texas 75039
                  Attention: Steve Jerard
                  Facsimile No.: (972) 401-8557

            With a copy to Risk Management at the above address.

            With copies to:

                  Kaye Scholer LLP
                  3 First National Plaza
                  Suite 4100
                  70 West Madison Street
                  Chicago, IL 60602-4231311
                  Attention: Michael Solow, Esq.
                  Facsimile No.: (312) 583-2360

                  Kaye Scholer LLP
                  1999 Avenue of the Stars
                  Suite 1600
                  Los Angeles, CA 90067
                  Attention: Michael Santoro, Esq.

                  Facsimile No.: (310) 229-1895

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


or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or sent, respectively, be effective (i) three days after being deposited in the mails, (ii) one Business Day after being deposited with the express overnight courier service or sent by electronic facsimile transmission (with receipt confirmed), respectively, addressed as aforesaid or (iii) immediately upon confirmation of receipt by facsimile or transmission by electronic mail by the recipient.

      9.6 Costs, Expenses and Taxes. The Company agrees to pay all reasonable out-of-pocket costs and expenses of the Noteholders (including reasonable legal fees of one general legal counsel to the Noteholders and one Nevada counsel to the Noteholders) in connection with the preparation, execution and delivery of this Agreement, the Securities, the other Securities Purchase Documents and other instruments and documents to be delivered hereunder, and in connection with the consummation of the transactions contemplated hereby and thereby, as well as all reasonable out-of-pocket costs and expenses incurred by the Noteholders in connection with the amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Notes, the other Securities Purchase Documents, and other instruments and documents to be delivered hereunder and thereunder. In addition, the Company agrees to pay (a) any and all stamp and other similar Taxes (expressly excluding income and capital gain taxes) payable or determined to be payable by any Noteholder in connection with the execution and delivery of this Agreement, the Securities, the other Securities Purchase Documents, and the other instruments and documents to be delivered hereunder or thereunder, (b) the expenses of preparing Notes from time to time in connection with exchanges and transfers of Notes, and (c) the expenses of delivering copies of Transaction Documents to Noteholders. It is acknowledged that a $150,000 retainer has been provided to the Purchasers to be applied to such fees and expenses. On each of the Funding Date and the Closing Date, the Company shall reimburse the Purchasers for their reasonable fees and expenses incurred and unpaid as of such date (it being understood that the requirement to make such payments on such dates shall not, in any case, limit the obligations of the Company to reimburse the Purchasers for all of their reasonable fees and expenses, as described in the preceding sentence).

      9.7 Assignability; Binding Agreement. This Agreement may not be assigned by the Company without the prior written consent of each other party hereto; provided, however, that any Noteholder may assign this Agreement freely without the consent of the Company if such assignor agrees to be bound by all the obligations of a Noteholder hereunder. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, and no others. Notwithstanding the foregoing, nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement.

      9.8 Payments in Respect of Notes. Each Noteholder and any successor holder of the Notes by their acceptance thereof, agree that, except with respect to any payments made to such Noteholder or successor holder of the Notes pursuant to Section 2.5(b), Section 2.6.4, Section

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

2.6.5, Section 2.6.6 or Section 2.6.7 with respect to all sums received by them applicable to the payment of principal of or interest on the Notes equitable adjustment will be made among them so that, in effect, all such sums shall be shared ratably by all of the Noteholders whether received by voluntary payment, by realization upon security, by the exercise of the right of set off, by counterclaim or cross-action or by the enforcement of any or all of the Notes. If any holder of the Notes receives any such payment on its Notes in excess of its pro rata portion, then such holder receiving such excess payment shall purchase for cash from the other holders an interest in their Notes in such amounts as shall result in a ratable participation by all of the holders in the aggregate unpaid amount of Notes then outstanding. The Company shall not have any obligation to any Person under this Section 9.8.

      9.9   Indemnification. In addition to the payment of expenses pursuant to
Section 9.6, whether or not the transactions contemplated by this Agreement shall be consummated, the Company and OpBiz agree, jointly and severally, to indemnify, pay and hold each Noteholder and the partners, members, officers, directors, employees, beneficiaries, customers, attorneys and agents of each Noteholder (collectively, the "Indemnitees") harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of (i) this Agreement, the Securities, and the other Transaction Documents (other than the Senior Credit Documents) and all other matters related thereto or in connection therewith, (ii) the Noteholders' agreement to purchase the Notes and the Warrants, or the use or intended use of the proceeds of the Notes and the Warrants hereunder, (iii) the violation of any securities law by the Company in connection with or otherwise affecting the transactions contemplated by this Agreement, unless the violation resulted from a breach by such Noteholder of its representations contained in Article V, (iv) the failure of any of the parties (other than the Noteholders) to the Transaction Documents to comply with any law, rule or regulation applicable to the transactions contemplated thereby or
(v) any Environmental Law, or any Hazardous Substances (A) present on or under the Premises (B) released from or onto the Premises, or (C) generated by the Company (the "Indemnified Liabilities"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to (a) Indemnified Liabilities which are determined by a final court decision or arbitral award to have resulted from the gross negligence or willful misconduct of that Indemnitee or (b) any intentional violation of the Gaming Laws by a Noteholder. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under Applicable Law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of this Section 9.9 will survive the termination of this Agreement and the repayment of the Note Obligations unless otherwise agreed in writing by the Company and each affected Noteholder.

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

      9.10 Survival of Representations and Warranties. All representations and warranties made to the Noteholders in this Agreement, the Notes, the Securities Purchase Documents or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof and thereof, acceptance of the Notes, the Warrants and the Warrant Interests, payment of the Notes or upon redemption, prepayment or otherwise, exercise of the Warrants or termination of this Agreement, regardless of any investigation made by the Noteholders or on behalf of the Noteholders.

      9.11 Prior Agreements. This Agreement, the other Securities Purchase Documents, the Development/Entertainment Side Letter and the other Transaction Documents constitute the entire agreement between the parties and supersede the Term Sheet and any prior understandings or agreements concerning the subject matter hereof or thereof.

      9.12 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

      9.13 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. Notwithstanding the foregoing, matters of law in this Agreement that are related to gaming in Nevada shall be governed by the Nevada Gaming Control Act (NRS Chapter 463) and the regulations of the Nevada Gaming Commission as enforced by the State Gaming Control Board in their current form and as they may hereafter be amended from time to time.

      9.14  Dispute Resolution. Each party hereto hereby agrees as follows:

                  (a) All disputes, claims, or controversies arising out of or relating to this Agreement or any of the other Securities Purchase Documents (other than the Security Documents, the Subsidiary Guarantees, the Intercreditor Agreements and the Escrow Agreement) or any agreement or document executed and delivered as contemplated by any of them or the negotiation, breach, termination, validity or performance hereof or the transactions contemplated hereby or thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before J.A.M.S./Endispute, Inc. or its successor. The arbitration shall be held in Las Vegas, Nevada before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by J.A.M.S./Endispute, Inc. unless specifically modified herein.

                  (b) The parties covenant and agree that the arbitration hearing shall commence within twenty (20) days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three (3) depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than ten (10) Business Days before the date of the arbitration, the identity of all Persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witness or expert, and a summary of the expert's opinions and the basis for said opinions. The arbitrator's decision and award shall be made and delivered within ten (10) days of the conclusion of the arbitration. The arbitrator's decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not award punitive damages or any other damages that are specifically excluded under the Securities Purchase Documents, and each party hereby irrevocably waives any claim to such damages.

                  (c) The parties covenant and agree that they will participate in the arbitration in good faith and, except as set forth below, shall (i) bear their own attorneys' fees costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by J.A.M.S./Endispute, Inc. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. This Agreement applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm. The dispute resolution provisions of this Section 9.14 shall be enforceable in any court of competent jurisdiction.

                  (d) Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of J.A.M.S./Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to this Agreement and the other Securities Purchase Documents (other than the Security Documents, the Subsidiary Guarantees, the Intercreditor Agreements and the Escrow Agreement) or the negotiation, breach, termination, validity or performance hereof and or the transactions contemplated hereby and further consents to the jurisdiction of the courts of the State of California for the purposes of enforcing the arbitration provisions of this Agreement. Each party further irrevocably waives any objection to proceeding before J.A.M.S./Endispute, Inc. based upon lack of personal jurisdiction or to improper venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before J.A.M.S./Endispute, Inc. has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail are made for the express benefit of the other parties hereto. The provisions of this Section
9.14 will survive the termination of this Agreement and the repayment of the Note Obligations unless otherwise agreed in writing by the Company and each affected Noteholder.

      9.15 Section Headings and Gender; Construction. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

      9.16 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

      9.17  [Intentionally Omitted].

      9.18 Consent to Jurisdiction. Except as provided in Section 9.14 above, the Company and each Noteholder irrevocably submit to the non-exclusive jurisdiction of arbitration in Las Vegas, Nevada to resolve all disputes, claims or controversies arising out of or relating to (i) this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby, or (ii) the Notes, and further consents to the sole and exclusive jurisdiction of the courts of the State of California for the purposes of enforcing the arbitration provisions of Section 9.14 of this Agreement. Each party further irrevocably waives any objection to proceeding before the arbitrator in Las Vegas, Nevada based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before the arbitrator in Las Vegas, Nevada has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

      9.19 Effect of Judgment. The Company and each Noteholder agree, to the fullest extent it may effectively do so under Applicable Law, that a judgment in any suit, action or proceeding of the nature referred to in Section 9.18 brought in any such court shall, subject to such rights of appeal on issues as may be available, be conclusive and binding upon the Company or such Noteholder and may be enforced in the courts of the United States of America or the State of California (or any other courts to the jurisdiction of which the Company or such Noteholder is or may be subject) by a suit upon such judgment.

      9.20 No Limitation. Nothing in Section 9.18 or 9.19, shall affect the right of the Company or any Noteholder to serve process in any manner permitted by law, or limit any right that the Company or any Noteholder may have to bring proceedings against the other in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

      9.21 Specific Performance. Upon breach or default by the Company with respect to any obligation hereunder or under the Notes Documents, each Noteholder shall be entitled to protect and enforce its rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

      9.22 Actions by Noteholders. Except as provided in Section 9.2, wherever in this Agreement action is required or permitted to be taken by, or consent is required of, or a matter requires the satisfaction of, the Noteholders, such action may be taken by, and/or such consent may be obtained from, and/or such satisfaction may be expressed by, the Majority Holders; provided, however that any Notes acquired by the Investor Group or their Affiliates or Associates shall be not be entitled to vote in respect of any matter.

      9.23 Non-Disclosure. Each Securityholder covenants and agrees that it and any of its Affiliates, shareholders, partners, members, managers, directors, and each of their respective employees, attorneys, advisors and other representatives (each a "Securityholder Party") shall hold in strict confidence (except as otherwise required by Applicable Law), and not use for any purpose or in any manner other than pursuant to the transactions contemplated by this Agreement and the other Securities Purchase Documents, any confidential, proprietary or material non-public information obtained from the Company, any Subsidiary, any member of the Investor Group or any of their respective Subsidiaries or Affiliates, or from any other Securityholder in connection with this Agreement or any Securities Purchase Document (collectively, "Confidential Information"); provided that information generally known in the gaming industry based on information received from Persons who had a right to disclose the same to such Securityholder shall not be (and shall not be deemed to be) Confidential Information hereunder. Each Securityholder shall not, and shall cause each Securityholder Party not to, disclose any Confidential Information obtained by such Person; provided, however, each Securityholder may disclose such Confidential Information (a) to its examiners, Affiliates (including partners, members and other investors in such Securityholder), outside auditors, counsel and other professional advisors, (b) to any Securityholder or to any prospective holder of Securities that is not a Competitor, provided that such prospective holder is obligated to maintain the confidentiality thereof, (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and (d) to protect, enforce or define such Securityholder's rights with respect to the Noteholder Obligations (but not to a Competitor). In no event shall any Securityholder be obligated to return any materials furnished by the Company.

      9.24 Publicity. Except as may be required by Applicable Law, no party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by a party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

      9.25 Limitation of Liability. No Noteholder shall have any liability to the Company (whether sounding in tort, contract, or otherwise) for consequential damages suffered by the Company in connection with, arising out of, or in any way related to the transactions or relationships contemplated by the Securities Purchase Documents, or any act, omission or event occurring in connection therewith, or for any special, multiple, exemplary or punitive damages, and the Company hereby waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any of the foregoing.

         [The remainder of this page has been left blank intentionally]

      IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.

                                    MEZZCO, L.L.C.,
                                    a Nevada limited liability company

                                      By: EQUITYCO, L.L.C.,
                                      a Nevada limited liability company, its
                                      sole member

                                    By: /s/  Douglas Teitelbaum
                                        ----------------------------------------
                                        Name:  Douglas Teitelbaum
                                        Title: Manager

                                    SOLELY TO ACKNOWLEDGE THE COVENANTS
                                    CONTAINED IN ARTICLE VI AND ARTICLE VII
                                    AND TO CONFIRM ITS INDEMNITY AND
                                    OTHER OBLIGATIONS UNDER SECTION 9.9,
                                    SUBJECT TO THE INTERCREDITOR AGREEMENT
                                    (SENIOR DEBT):

                                    OPBIZ, L.L.C.,
                                    a Nevada limited liability company

                                      By: MEZZCO, L.L.C.,
                                      a Nevada limited liability company, its
                                      sole member

                                         By: EQUITYCO, L.L.C.,
                                         a Nevada limited liability company,
                                         its sole member

                                    By: /s/ Douglas Teitelbaum
                                        ----------------------------------------
                                        Name:  Douglas Teitelbaum
                                        Title: Manager


               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

PURCHASERS:

                                    POST TOTAL RETURN FUND, L.P.

                                    By: Post Advisory Group, LLC, its General
                                        Partner

                                    By: /s/ Lawrence A. Post
                                        ----------------------------------------
                                        Name:  Lawrence A. Post
                                        Title: Chief Investment Officer

                                    ADDRESS FOR NOTICE:
                                    11755 Wilshire Boulevard, Suite 1400
                                    Los Angeles, CA 90025

                                    POST TOTAL RETURN OFFSHORE
                                    FUND, LTD.

                                    By: Post Advisory Group, LLC, its Authorized
                                        Agent

                                    By: /s/ Lawrence A. Post
                                        ----------------------------------------
                                        Name:  Lawrence A. Post
                                        Title: Chief Investment Officer

                                    ADDRESS FOR NOTICE:
                                    c/o Post Advisory Group, LLC
                                    11755 Wilshire Boulevard, Suite 1400
                                    Los Angeles, CA 90025

                                    POST OPPORTUNITY FUND, L.P.

                                    By: Post Advisory Group, LLC, its General
                                        Partner

                                    By: /s/  Lawrence A. Post
                                        ----------------------------------------
                                        Name:  Lawrence A. Post
                                        Title: Chief Investment Officer

                                    ADDRESS FOR NOTICE:
                                    11755 Wilshire Boulevard, Suite 1400
                                    Los Angeles, CA 90025


               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                    SOUTH DAKOTA INVESTMENT COUNCIL

                                    By: Post Advisory Group, LLC, its Authorized
                                        Agent

                                    By: /s/ Lawrence A. Post
                                        ----------------------------------------
                                        Name:  Lawrence A. Post
                                        Title: Chief Investment Officer

                                    ADDRESS FOR NOTICE:
                                    c/o Post Advisory Group, LLC
                                    11755 Wilshire Boulevard, Suite 1400
                                    Los Angeles, CA 90025

                                    DB DISTRESSED OPPORTUNITIES FUND, LTD.

                                    By: Post Advisory Group, LLC, its Authorized
                                        Agent

                                    By: /s/ Lawrence A. Post
                                        ----------------------------------------
                                        Name:  Lawrence A. Post
                                        Title: Chief Investment Officer

                                    ADDRESS FOR NOTICE:
                                    c/o Post Advisory Group, LLC
                                    11755 Wilshire Boulevard, Suite 1400
                                    Los Angeles, CA 90025

                                    DB DISTRESSED OPPORTUNITIES FUND, L.P.

                                    By: Post Advisory Group, LLC, its Authorized
                                        Agent

                                    By: /s/ Lawrence A. Post
                                        ----------------------------------------
                                        Name:  Lawrence A. Post
                                        Title: Chief Investment Officer

                                    ADDRESS FOR NOTICE:
                                    c/o Post Advisory Group, LLC
                                    11755 Wilshire Boulevard, Suite 1400
                                    Los Angeles, CA 90025

               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                    MW POST PORTFOLIO FUND, LTD.

                                    By: Post Advisory Group, LLC, its Authorized
                                        Agent

                                    By: /s/ Lawrence A. Post
                                        ----------------------------------------
                                        Name:  Lawrence A. Post
                                        Title: Chief Investment Officer

                                    ADDRESS FOR NOTICE:
                                    c/o Post Advisory Group, LLC
                                    11755 Wilshire Boulevard, Suite 1400
                                    Los Angeles, CA 90025

                                    MW POST OPPORTUNITY OFFSHORE FUND, LTD.

                                    By: Post Advisory Group, LLC, its Authorized
                                        Agent

                                    By: /s/ Lawrence A. Post
                                        ----------------------------------------
                                        Name:  Lawrence A. Post
                                        Title: Chief Investment Officer

                                    ADDRESS FOR NOTICE:
                                    c/o Post Advisory Group, LLC
                                    11755 Wilshire Boulevard, Suite 1400
                                    Los Angeles, CA 90025

                                    HFR DS OPPORTUNITY MASTER TRUST

                                    By: Post Advisory Group, LLC, its Authorized
                                        Agent

                                    By: /s/ Lawrence A. Post
                                        ----------------------------------------
                                        Name:  Lawrence A. Post
                                        Title: Chief Investment Officer

                                    ADDRESS FOR NOTICE:
                                    c/o Post Advisory Group, LLC
                                    11755 Wilshire Boulevard, Suite 1400
                                    Los Angeles, CA 90025


               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                    SPHINX DISTRESSED FUND SPC

                                    By: Post Advisory Group, LLC, its Authorized
                                        Agent

                                    By: /s/ Lawrence A. Post
                                        ----------------------------------------
                                        Name:  Lawrence A. Post
                                        Title: Chief Investment Officer

                                    ADDRESS FOR NOTICE:
                                    c/o Post Advisory Group, LLC
                                    11755 Wilshire Boulevard, Suite 1400
                                    Los Angeles, CA 90025

               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                    CANYON CAPITAL ADVISORS, L.L.C.

                                    By: /s/ Chris Evensen
                                        ----------------------------------------
                                        Name:  Chris Evensen
                                        Title: Authorized Signatory

                                    ADDRESS FOR NOTICE:
                                    9665 Wilshire Boulevard, Suite 200
                                    Beverly Hills, CA  90212

                                    CANPARTNERS INVESTMENTS IV, L.L.C.

                                    By: /s/ Chris Evensen
                                        ----------------------------------------
                                        Name:  Chris Evensen
                                        Title: Authorized Signatory

                                    ADDRESS FOR NOTICE:
                                    c/o Canyon Capital Advisors, L.L.C.
                                    9665 Wilshire Boulevard, Suite 200
                                    Beverly Hills, CA  90212

               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                    CONTINENTAL CASUALTY COMPANY

                                    By: /s/ Marilou R. McGin
                                        ----------------------------------------
                                        Name:  Marilou R. McGin
                                        Title: Vice President and Assistant
                                               Treasurer

                                    ADDRESS FOR NOTICE:
                                    333 South Wabash Avenue - 23 South
                                    Chicago, IL 60685

               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                    JOHN HANCOCK HIGH YIELD FUND

                                    By: /s/ Ismail Gunes
                                        ----------------------------------------
                                        Name:  Ismail Gunes
                                        Title: Vice President Investment
                                               Operations

                                    ADDRESS FOR NOTICE:
                                    101 Huntington Avenue
                                    Boston, MA 02199

                                    Notification for Future corporate actions etc. (both required):
                                    John Hancock High Yield Fund
                                    C/O Bank of New York Securities Department
                                    P.O. Box 11,203
                                    New York, NY 10249
                                    FAX (617) 330-6583

                                    John Hancock High Yield Fund
                                    C/O John Hancock Advisers, LLC
                                    Attn: Investment Operations, 7th Floor
                                    Private Placement Corporate Actions
                                    101 Huntington Avenue
                                    Boston, MA 02199-7603
                                    FAX (617) 375-4808

               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                    ANDOVER CAPITAL PARTNERS LP

                                    By: /s/ David Glancy
                                        ----------------------------------------
                                        Name:  David Glancy
                                        Title: Managing Partner of the General
                                               Partner

                                    ADDRESS FOR NOTICE:
                                    300 Brickstone Square, Suite 1004
                                    Andover, MA 01810
                                    Attention: Mr. Brian Kobelski

                                    WITH A COPY TO:
                                    Morgan Stanley
                                    1221 Avenue of the Americas, 28th Floor
                                    New York, NY 10020
                                    Attention: John Marino

                                    ANDOVER CAPITAL OFFSHORE
                                    PARTNERS LTD.

                                    By: /s/ David Glancy
                                        ----------------------------------------
                                        Name:  David Glancy
                                        Title: Managing Partner of the Advisor

                                    ADDRESS FOR NOTICE:
                                    300 Brickstone Square, Suite 1004
                                    Andover, MA 01810
                                    Attention: Mr. Brian Kobelski

                                    WITH A COPY TO:
                                    Morgan Stanley
                                    1221 Avenue of the Americas, 28th Floor
                                    New York, NY 10020
                                    Attention: John Marino

               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                    COCHRAN ROAD, LLC

                                    By: /s/ Steven Golub
                                        ----------------------------------------
                                        Name:  Steven Golub
                                        Title: Attorney-in-Fact

                                    ADDRESS FOR NOTICE:
                                    225 Broadway, Suite 1515
                                    New York, NY 10007

               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                    YORK CREDIT OPPORTUNITIES FUND, L.P.

                                    By: /s/ Adam J. Semler
                                        ----------------------------------------
                                        Name:  Adam J. Semler
                                        Title: Chief Financial Officer

                                    ADDRESS FOR NOTICE:
                                    390 Park Avenue, 15th Floor
                                    New York, NY 10022

               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                    /s/ Jeffrey D. Benjamin
                                    --------------------------------------------
                                    JEFFREY D. BENJAMIN

                                    ADDRESS FOR NOTICE:
                                    133 East 64th Street
                                    New York, NY 10021

               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]